EXHIBIT 10.8

Deed of Lease
Alliance Home Funding, LLC
Page i of 63

DEED OF LEASE

by and between

WEST STREET DEVELOPMENT, LLC

(“Landlord”)

and

Alliance Home Funding, LLC
a Virginia limited liability company

(“Tenant”)

at

9200 Church Street
Manassas, Virginia
First Floor
(The VFN Building)

Deed of Lease
Alliance Home Funding, LLC
Page ii of 63

TABLE OF CONTENTS

1.	TERMS	1
2.	PAYMENT OF BASE RENT & ADDITIONAL RENT	4
3.	SECURITY DEPOSIT	4
4.	USES; TENANT COVENANTS	5
5.	ENVIRONMENTAL PROVISIONS; RECYCLING	6
6.	LATE CHARGES; INTEREST LATE CHARGES; INTEREST	9
7.	REPAIRS AND MAINTENANCE	9
8.	UTILITIES AND SERVICES	10
9.	OPERATING COSTS	11
10.	REAL ESTATE TAXES	15
11.	ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE TAXES	16
12.	TENANT’S INSURANCE	17
13.	LANDLORD’S INSURANCE	19
14.	DAMAGE OR DESTRUCTION	19
15.	MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES	21
16.	ACCEPTANCE OF PREMISES	22
17.	TENANT IMPROVEMENTS	22
18.	ACCESS	22
19.	MUTUAL WAIVER OF SUBROGATION	22
20.	INDEMNIFICATION	23
21.	ASSIGNMENT AND SUBLETTING	24

Deed of Lease
Alliance Home Funding, LLC
Page iii of 63

22.	ADVERTISING	26
23.	LIENS	26
24.	DEFAULT	26
25.	SUBORDINATION	29
26.	SURRENDER OF POSSESSION	30
27.	NON-WAIVER	30
28.	HOLDOVER	30
29.	CONDEMNATION	30
30.	NOTICES	31
31.	MORTGAGEE PROTECTION	31
32.	COSTS AND ATTORNEYS’ FEES	32
33.	BROKERS	32
34.	LANDLORD’S LIABILITY	32
35.	ESTOPPEL CERTIFICATES	33
36.	EXCLUSIVITY	33
37.	TRANSFER OF LANDLORD’S INTEREST	33
38.	RIGHT TO PERFORM	34
39.	COMMON AREAS	34
40.	SALES AND AUCTIONS; SIGNAGE	34
41.	ACCESS TO ROOF	35
42.	ACCESS; SECURITY	36
43.	AUTHORITY OF LANDLORD AND TENANT	36
44.	NO ACCORD OR SATISFACTION	36
45.	LEGAL REQUIREMENTS	36
46.	PARKING	37
47.	GENERAL PROVISIONS	37
48.	RULES AND REGULATIONS	39

Deed of Lease
Alliance Home Funding, LLC
Page iv of 63

49.	ARBITRATION	39
50.	WAIVER OF JURY TRIAL	40
51.	RENEWAL TERM	40
EXHIBIT A	Conceptual Floor Plans	43
EXHIBIT B	Site Plan	44
EXHIBIT C	Construction Provisions (including Schedule C-1)	45
EXHIBIT D	Rules and Regulations	55
EXHIBIT E	Declaration of Lease Commencement	59
EXHIBIT F	Form of Estoppel Certificate	60

Deed of Lease
Alliance Home Funding, LLC

DEED OF LEASE

               THIS DEED OF LEASE (“Lease”) is made as of the 15th day of November 2002, by and between WEST STREET DEVELOPMENT, LLC, a Virginia limited liability company (“Landlord”), and ALLIANCE HOME FUNDING, LLC, a Virginia limited liability company (“Tenant”).

R E C I T A L S:

          Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below (“Premises”), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

          NOW THEREFORE Landlord and Tenant hereby agree to the following:

1.      TERMS.

          1.1         Premises. (a) The premises demised by this Lease will consist of approximately Two Thousand Two Hundred Ninety Six (2,296) rentable square feet of space (the “Premises”) to be measured and certified in accordance with the BOMA modified standard of measurement, located on the First (1st) floor of that certain building located at 9200 Church Street, Manassas, Virginia (the “Building”), together with common non-reserved parking with other tenants of the Building throughout the initial Lease Term and any Renewal Terms, and the non-exclusive use of various Common Areas (as defined in Section 39 hereof), as more particularly set forth herein. The land upon which the Building is situated, which is generally depicted on the diagram attached hereto as Exhibit “B” (the “Site Plan”) and incorporated herein by reference, shall be referred to hereinafter as the “Land”. The Land and the Building are collectively referred to herein as the “Project”. The location and dimensions of the Premises are shown on the conceptual floor plans attached hereto as Exhibit “A” and incorporated herein by reference. No easement for light or air is incorporated in or intended to be conveyed with the Premises.

          1.2         Tenant’s Share. “Tenant’s Share” shall mean a fraction, the numerator of which is the total rentable square footage of the Premises as determined in accordance with Section 1.1 hereof (2,296 rentable square feet), and the denominator of which is the total rentable square footage of the Building (25,905 rentable square feet).

          1.3         Lease Term. The term of this Lease (the “Term” or “Lease Term”) shall commence on the “Rent Commencement Date” as defined in Section 1.4 below (and as more fully set forth in Exhibit “C” hereto), and shall expire eighty four (84) months after the Rent Commencement Date (the “Lease Expiration Date”); provided that if the Rent Commencement Date is a date other than the first day of a calendar month, the Lease Term shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

          1.4        Commencement and Rent Commencement Dates.

                       1.4.1    The “Commencement Date”, currently anticipated to be on or about January 1, 2003 shall be the date upon which Landlord’s Work is “substantially completed”, as such term is defined below, except to the extent modified by operation of the remedial provisions of Exhibit C attached hereto and made a part hereof by this reference. Notwithstanding the foregoing, for purposes of this Lease, the term “Commencement Date” shall also mean any adjusted Commencement Date which may be established pursuant to the provisions of this Lease. Landlord and Tenant hereby agree to execute a Declaration, in the form attached hereto as Exhibit “E”, to confirm the Commencement Date. Tenant’s failure to execute said Declaration shall not affect the Commencement Date, or the Lease Expiration Date, as the same may be determined by the terms of this Lease. For purposes hereof, the term “Substantial Completion” shall mean that (1) Landlord’s Work (as defined in Exhibit C) has been completed in accordance with the Approved Plans (as defined in Exhibit C), other than (A) special, non-standard items requested by Tenant that require an unacceptably long lead time for procurement and/or installation, provided Landlord notifies Tenant in writing of the materials that are long lead items and within a reasonable period of time, Tenant decides not to select more readily available alternative materials, and (B) “punch list” items and other minor defects which will not unreasonably interfere with Tenant’s ability to lawfully take occupancy of the Premises or to conduct its business therein; and (2) Landlord has obtained all governmental inspection and other approvals capable of being obtained by Landlord in connection with such construction prior to the performance of Tenant’s Work, if any, and the Tenant’s installation of its trade fixtures, furniture and equipment (including without limitation a permanent or temporary non-residential use permit or its equivalent permitting Tenant to lawfully occupy the Premises, unless the same cannot be obtained by Landlord because of any incomplete Tenant Work, or because the same cannot be obtained prior to Tenant’s installation of its Tenant improvements, trade fixtures, furniture and equipment or because such installation is in violation of any applicable legal or code requirements, in which event the non-issuance of such permanent or temporary non-residential use permit or its equivalent shall not affect the status of the Premises as “substantially completed”).

                       1.4.2    The “Rent Commencement Date” shall be that date which is the earlier of (i) the Commencement Date, or (ii) the date on which Tenant occupies all or any part of the Premises.

          1.5         Base Rent. The base rent payable by Tenant hereunder (“Base Rent”) is set forth in this Section 1.5.1, below. This Lease is intended to be a “triple-net” lease and the Base Rent is in addition to (and not to be reduced by) any payment of Additional Rent (as hereinafter defined) hereunder. Base Rent shall be payable monthly, in equal monthly installments, in advance, on the first day of each calendar month of the Term, without prior notice, demand, deduction or offset.

                       1.5.1    Subject to the provisions of Section 1.5.2 below, the annual Base Rent for the Premises (monthly installments of which may be referred to herein as “Monthly Base Rent”) for the initial Lease Year of the Term shall be Twenty-Two Dollars ($22.00) per square foot of the Premises. Thereafter, as of the first twelve (12) month anniversary of the Commencement Date and each annual anniversary thereafter, the Base Rent shall be increased to an amount equal to one hundred three and one-half percent (103.5%) of the Base Rent for the immediately preceding Lease Year.

                       1.5.2    In the event Tenant exercises its Renewal Option in accordance with Section 51 of this Lease, Base Rent and escalations for any Renewal Term(s) under this Lease shall be as set forth in Section 51 below.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

          1.6         Additional Rent. Tenant’s Share (as hereinafter defined) of Real Estate Taxes (as defined in Section 10), Operating Costs (as defined in Section 9) and any other sum owed or reimbursable by Tenant to Landlord under this Lease (excluding Base Rent) shall be considered additional rent hereunder (collectively “Additional Rent”), and, except for items of Additional Rent for which demand is required pursuant to the express terms of this Lease, shall be payable without demand, set-off or deduction. Estimates of those items of Additional Rent described in Section 9 and Section 10 of this Lease shall be payable monthly, in advance, on the first day of each calendar month of the Term, together with Tenant’s monthly payment of Base Rent, without demand, set-off or deduction.

          1.7        Notice and Payment Addresses. Any notices under this Lease shall be governed by the terms of Section 30, below. The notice addresses of the parties are as follows:

If to Landlord:
(effective Lease execution)
9324 West Street, Suite 400 Manassas, Virginia 20110 Attention: Michael R. Vanderpool, Manager

(effective Lease Commencement)
9200 Church Street, Fourth Floor Manassas, Virginia 20110 Attention: Michael R. Vanderpool, Manager

If to Tenant:
(effective Lease execution)
12735 Shops Lane Fairfax, Virginia 22033 Attention: Paul M. Harbolick, V.P.

(effective Lease Commencement)
12735 Shops Lane Fairfax, Virginia 22033 Attention: Paul M. Harbolick, V.P.

Either party may, by ten (10) days’ prior written notice to the other, designate a new address to which all notices hereunder shall be directed.

          1.8         Rent Payment Address. Tenant shall send payments of Base Rent and Additional Rent hereunder to Landlord at the following address, or to such other address of which Landlord may advise Tenant in writing:

(effective Lease execution)
West Street Development, LLC 9324 West Street, Suite 400 Manassas, Virginia 20110 Attention: Michael R. Vanderpool, Manager

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

(effective Lease Commencement)
West Street Development, LLC 9200 Church Street, Fourth Floor Manassas, Virginia 20110 Attention: Michael R. Vanderpool, Manager

          1.9         Lease Year. Each twelve (12) month period within the Lease Term shallbe referred to herein as a “Lease Year.” The first Lease Year shall commence on the Rent Commencement Date and terminate on the last day of the twelfth full calendar month after the Rent Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

          1.10        Deed of Lease. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

2.       PAYMENT OF BASE RENT & ADDITIONAL RENT.

          Commencing as of the Rent Commencement Date, Tenant shall pay Landlord the Base Rent and Additional Rent due under this Lease without prior notice, demand, deduction or offset, in lawful money of the United States. Base Rent and Additional Rent shall be paid at the address noted in Section 1.8, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Base Rent and Additional Rent under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. Except for monthly installments of estimated Additional Rent as set forth in Sections 9 and 10 of this Lease, or as otherwise provided in this Lease, all payments of Additional Rent shall be paid no later than thirty (30) days after the date Landlord notifies Tenant in writing of the amount thereof. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, and, subject to Section 9.4 hereof, such payment shall be without prejudice to Tenant’s right to continue to challenge the disputed computation.

3.       SECURITY DEPOSIT.

          3.1         Security Deposit. Simultaneously with the execution of this Lease by Tenant, the Tenant shall provide Landlord with a security deposit in an amount equal to one month’s Base Rent equal to Four Thousand and 00/100 Dollars ($4,000.00) (the “Security Deposit”). The Security Deposit shall constitute security for payment of Base Rent and Additional Rent and for any and all other obligations of Tenant under this Lease. If Tenant defaults, beyond any applicable cure period, with respect to any covenant or condition of this Lease, including but not limited to the payment of Base Rent, Additional Rent or any other payment due under this Lease, and the obligation of Tenant to maintain the Premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant’s default being deemed to have occurred) apply all or any part of the Security Deposit to the payment of any sum in default beyond any applicable cure period, or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant’s default, or to satisfy in part or in whole any damages suffered by Landlord as a result of Tenant’s default which continues to exist beyond any applicable cure period. In the event of such application, Tenant shall promptly deposit with Landlord the amount necessary to restore the Security

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

Deposit to the full amount set forth above. The parties expressly acknowledge and agree that the Security Deposit is not an advance payment of Base Rent or Additional Rent, nor a measure of Landlord’s damages in the event of any default by Tenant. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord’s estate or interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or transferee, and upon such transfer Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit, provided Landlord’s purchaser or transferee acknowledges said transfer of the Security Deposit in writing.

          3.2         Advance Deposit. Simultaneously with the execution of this Lease by Tenant, the Tenant shall deposit with Landlord the sum of Three Thousand Six Hundred Sixty Six and 66/100 Dollars ($3,666.66), which sum shall be subject to adjustment upon final measurement of the Premises pursuant to Section 1.1, as a deposit of the first month’s Rent (the “Advance Deposit”), which shall be applied by Landlord on behalf of the Tenant to the payment of the first month’s Rent when due and payable. Any good faith deposit made at the time Tenant executed and delivered to Landlord any letter of intent or proposal to lease shall be applied toward the amount of the Advance Deposit. The Advance Deposit, prior to its being applied to the payment of monthly Rent, shall constitute security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease, but shall not be deemed liquidated damages, but shall be applied in reduction of Tenant’s total obligation(s) to Landlord.

          3.3         No Separate Account. Landlord shall not be obligated to hold the Security Deposit or Advance Deposit in a separate account or shall be obligated to pay interest thereon.

4.       USES; TENANT COVENANTS.

          4.1         Permitted Uses. The Premises are to be used for a first class retail, private and commercial mortgage and banking facility and for related banking and mortgage services and for no other purpose whatsoever.

          4.2         Automatic Teller Machine. The Tenant shall have the right to install one (1) automated teller machine (the “ATM”). The location, size and aesthetic design of the ATM shall be subject to approval by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no ATM may be installed on the exterior facade of the Building facing Church Street and no freestanding ATM may be located in the lobby of the Building without Landlords written consent, which consent may conditioned, delayed or refused at Landlord’s sole discretion. Any proposed ATM location which may be visible from the exterior of the Building, shall at all times be subject to approval by the City of Manassas and the Manassas City Architectural Review Board.

          4.3         Other General Use Covenants. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe the Rules and Regulations attached hereto as Exhibit D. No act shall be done in or about the Premises that is unlawful, or which will increase the existing rate of insurance on the Building. In the event of a breach of the covenant set forth in the immediately preceding sentence regarding insurance rates, Tenant shall cease the activity giving rise to such increase, and provided that the Landlord has delivered timely notice to Tenant and Tenant has failed

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

to cease any such conduct or activity, and further provided that the increased insurance premiums were in fact paid by Landlord as a result of such activity, Tenant shall pay to Landlord any and all such increases in insurance premiums resulting from such breach. So long as Tenant continues to pay such increases in premiums, and provided that the activity giving rise to such increased premiums is an activity permitted under Section 4.1, above, the continuation of such activity by Tenant shall not be prohibited or constitute a breach of this Lease.

5.       ENVIRONMENTAL PROVISIONS; RECYCLING.

          5.1         General. Tenant agrees to comply (and to cause its agents, employees, contractors and, while within the Premises, invitees to comply) with any and all applicable Environmental Laws (as defined below) in connection with (A) Tenant’s use and occupancy of the Premises, (B) any use and occupancy of the Premises arising in connection with any assignment of this Lease, or sublease or license of the Premises or any part thereof, and (C) any other fact or circumstance the existence of which legally imposes on Tenant the obligation to so comply therewith. Tenant shall provide all information within Tenant’s control requested by Landlord and/or governmental authorities in connection with Environmental Laws or Hazardous Materials (defined below) relating to the matters contemplated in the preceding sentence.

          5.2         Tenant’s Warranties and Covenants

               During the Term and any Renewal Term (as hereafter defined) of the Lease, Tenant warrants, represents and covenants to and with Landlord as follows:

                       5.2.1    Tenant will not introduce, or permit or suffer the introduction, within the Premises or the Project of (A) asbestos in any form, (B) urea formaldehyde foam insulation, (C) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls, or (D) except as permitted below, any flammable explosives, radioactive materials or other substance constituting “hazardous materials” or “hazardous wastes” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.) and the regulations adopted and promulgated pursuant thereto, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or successor legislation thereto, or any other Federal, state or local environmental law, ordinance, rule, regulation and/or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment (collectively, “Environmental Laws”). The substances described in (A), (B), (C) or (D) above are hereinafter collectively referred to herein as “Hazardous Materials”.

                       5.2.2    Except as expressly permitted hereby, the Premises will never be used by Tenant for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials, or to refine, produce, store, handle, transfer, process or transport Hazardous Materials.

                       5.2.3    Tenant (A) shall comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, in so far as such laws pertain to Tenant’s use and occupancy of the Premises or the need for such compliance arises

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

due to the acts of Tenant, its agents, employees, contractors, invitees (while within the Premises), subtenants or assignees, (B) shall not, except as specifically permitted hereby, store, utilize, generate, treat, transport or dispose of (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Premises, (C) shall cause its agents, employees, licensees, contractors, invitees (while within the Premises), subtenants and assignees to comply with the representations, warranties and covenants herein contained and be responsible for any non-compliance by any such party(ies), (D) agrees that no portion of the Premises will be used by Tenant or any assignee or subtenant of Tenant as a landfill or a dump, and (E) will not install any underground tanks of any type.

                       5.2.4    In the event of any future storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Premises, or in the event of any Hazardous Materials Release (as hereinafter defined) which in either case is attributable, in whole or in part, to the presence of Hazardous Materials existing in, on or about on the Project subsequent to the Commencement Date and is caused, directly or indirectly, by Tenant or Tenant’s agents, employees, contractors, licensees, invitees (while within the Premises), sub-tenants or assignees, or is otherwise Tenant’s responsibility under the terms of this Lease, Tenant shall, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, all at the expense of Tenant, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Premises. If, under such circumstances, Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a Default under this Lease (without any notice to Tenant required), and Landlord may, but shall not be obligated to, take such action as may be reasonably necessary under the circumstance to eliminate such Hazardous Materials from the Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the cost thereof shall be borne by Tenant and thereupon become due and payable as Additional Rent hereunder; provided, however, that Landlord shall not exercise its self-help rights hereunder, nor exercise any right otherwise provided herein to terminate this Lease or Tenant’s right of possession due to Tenant’s failure or inability to correct such problem within a time certain as long as Tenant is at all times using its best efforts its efforts to correct the problem (provided however, that if Landlord determines, in its reasonable discretion, that there exists a substantial risk of governmental enforcement action against Landlord, or governmental or third party civil liability to Landlord, if Landlord fails to take independent action immediately to remediate an environmental problem which is otherwise Tenant’s responsibility under this Section 5, then Landlord shall, notwithstanding Tenant’s continuing best efforts to correct the problem, be entitled to take such independent action, and to recover the reasonable and actual costs associated therewith from Tenant). Tenant shall give to Landlord and its authorized agents and employees access to the Premises for such purposes and hereby specifically grants to Landlord a license to remove the Hazardous Materials and otherwise comply with such applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Tenant pursuant to this Section.

                       5.2.5    Each of Tenant and Landlord hereby indemnifies and holds the other and their respective shareholders, constituents, subsidiaries, affiliates, officers, directors, partners, employees, agents and trustees harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, lost rent, diminished value, reasonable fees and disbursements or attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to a violation of any of the indemnifying party’s representations, warranties and covenants under this Section, including any Environmental Liabilities (as hereinbelow defined) arising therefrom. For purposes of this indemnification clause, “Environmental Liabilities” shall include all costs and liabilities with respect to the presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a “Hazardous Materials Release”), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing. The foregoing notwithstanding, the foregoing indemnifications shall not encompass consequential damages or damages related to loss of business or business interruption which may arise on account of the presence of any Hazardous Materials on or about the Project. The foregoing indemnification and the responsibilities of Tenant and Landlord under this Section shall survive the termination or expiration of this Lease.

                       5.2.6    Tenant shall promptly notify Landlord in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from the Premises, and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises following consultation with Tenant.

                       5.2.7    Tenant agrees that Landlord shall have the right (but not the obligation) to conduct, or to have conducted by its agents or contractors, such periodic environmental inspections of the Project as Landlord shall reasonably deem necessary or advisable from time to time. Landlord shall provide Tenant with no less than seventy-two (72) hours prior notice of any such inspection within the interior of the Premises, except in case of an emergency, in which case only such notice as may be practicable under the circumstance shall be required. The cost of any such inspection shall be borne by Tenant in the event such inspection determines that Tenant has breached the covenants set forth in Section 5.2.3 above.

     5.3                Permitted Materials. Notwithstanding the foregoing, Tenant and its assignees, subtenants and licensees shall be permitted to store reasonable amounts of Hazardous Materials that are typically used in an ordinary office use environment such as ordinary cleaners, printer and duplication supplies and similar materials (the “Permitted Materials”) provided such Permitted Materials are properly used, stored and disposed of in a manner and location meeting all Environmental Laws. Any such use, storage and disposal shall be subject to all of the terms of this Section (except for the terms prohibiting same), and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency with respect to the Permitted Materials. If Landlord in its reasonable opinion determines that said Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work on Tenant’s behalf and at Tenant’s sole expense, and Tenant shall promptly reimburse Landlord for any and all costs associated with said work.

          5.4         Recycling Regulations. Tenant shall be solely responsible for compliance with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called “regulations”) of any governmental body having jurisdiction over the Premises or the Building regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called “waste products”).

6.       LATE CHARGES; INTEREST LATE CHARGES; INTEREST.

          6.1        Tenant hereby acknowledges that late payment to Landlord of Base Rent or Additional Rent will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or Additional Rent due from Tenant is not received by Landlord or Landlord’s designated agent within ten (10) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s Default with respect to such overdue amount or otherwise estop Landlord from exercising any of the other rights and remedies granted hereunder.

          6.2         In addition to the administrative late charge provided for under Section 6.1, above, if any Base Rent or Additional Rent or any other sum due hereunder from Tenant to Landlord is not paid as and when due under this Lease, and such amount remains unpaid ten (10) days after such due date, then the unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest equal to the “prime rate” of interest as published in the Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time (the “Prime Rate”) plus five percent (5%) (the “Default Rate”).

7.        REPAIRS AND MAINTENANCE.

           7.1         Landlord’s Obligations. Landlord shall maintain, repair, replace and keep in good operating condition, comparable to similar properties in the Prince William County, Virginia area, as reasonably determined by the landlord, the Common Areas (as defined in Section 39 below), the roofs, foundations, load-bearing elements, conduits and structural walls and other structural elements of the Building, the underground utility and sewer pipes of the Building, all base building mechanical, electrical, plumbing, HVAC system in the Common Areas and the sprinkler system and other fire and life-safety systems, the cost of which shall be included within Operating Costs except to the extent set forth in Section 9.6, hereof; provided that, to the extent the need for any such repairs or replacements arise as a the result of the gross negligence or willful misconduct of Tenant (or Tenant’s agents, employees, contractors, invitees (while within the Premises), assignees or sub-tenants) and the same is not covered under the policies of casualty insurance which are required to be carried by the parties pursuant to this Lease (in which case the proceeds of such insurance will be utilized to satisfy the cost thereof), the cost of such repairs or replacements shall be reimbursable by Tenant to Landlord as Additional Rent under this Lease, and such reimbursement shall be due not later than thirty (30) days after Landlord’s written demand therefore. Provided, further, that any blockage or damage to plumbing and utility pipes which is caused, in Landlord’s reasonable opinion, by the

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operation of Tenant’s business shall be repaired by Landlord, but be paid for solely by Tenant as Additional Rent.

          7.2.         Repair Standards. All repairs and maintenance required of Landlord pursuant to this Section or elsewhere in this Lease shall be performed in accordance with standards applicable to comparable buildings in Prince William County, Virginia, as reasonably determined by landlord, the applicable building and governmental codes, and performed in a timely and diligent fashion. Landlord agrees to diligently attend to any routine repairs or maintenance needs brought to its attention by Tenant as soon as reasonably practicable and in a manner reasonably calculated to minimize to the extent possible disruption of Tenant’s business activities.

          7.3         Tenant’s Obligations. Subject to Landlord’s obligations as set forth in Section 7.1 above and its right of access pursuant to Section 18, Tenant shall be exclusively responsible for the cleaning, maintenance and repairs to the interior non-structural portions of the Premises, as the same were installed by Landlord on behalf of tenant as part of Landlord’s TI Work or were subsequently directly installed by Tenant. Tenant shall have the option of using Landlord’s janitorial service for cleaning the interior of the Premises, the pro-rata cost of which shall be charged to the Tenant. Tenant shall promptly report in writing to Landlord any defective condition in the Premises known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair to the extent the same would otherwise be Landlord’s responsibility under this Lease, provided that (A) Landlord shall not be so excused if Landlord had actual knowledge of the need for such repair independent of Tenant’s notification, and (B) once Landlord is notified or has actual knowledge of the need for such repair, Landlord’s repair obligation under Section 7.1, above, shall be fully effective as to such item (and, to the extent any delay in reporting such defects results in the otherwise avoidable need to perform a capital repair or replacement which under Section 9.5 is excluded from Operating Costs, in lieu of an ordinary repair which under Section 9.5 would be included within Operating Costs, Tenant shall be responsible for the reasonable and actual cost of such capital repair or replacement unless Tenant can demonstrate that a capital repair or replacement to such item would in any event have been necessary within twelve (12) months thereafter, even if the defective condition had been reported to Landlord or known by Landlord in a timely fashion). Notwithstanding anything to the contrary above, Landlord, at Landlord’s expense and in accordance with the punch list correction procedure outlined in Exhibit C, shall be responsible for the repair of any items installed by Landlord as part of Landlord’s TI Work. Furthermore, to the extent any of the components installed by Landlord on behalf of the Tenant as part of Landlord’s TI Work come standard with a trade or manufactures warranty, Landlord shall use its best efforts to cause the manufacturer or the trade installer, as the case may be, to make all needed warranty repairs to the installed component during the applicable warranty period for said component.

8.       UTILITIES AND SERVICES.

          8.1         Services. Landlord shall furnish Tenant with the following services and facilities: (A) cold running water sufficient for needs attributable to Tenant’s office use with usage for which to be paid for by Tenant; (B) electricity with usage for which to be paid for by Tenant; and (C) access to the Building and parking areas; all collectively 24 hours a day, 365 days a year, including holidays; and the cost of which shall be deemed an Operating Cost hereunder unless otherwise provided above. For purposes hereof, “holidays” shall be: New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas,

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and business hours shall be 7:30 a.m. to 6:00 p.m. Monday through Friday, excluding holidays, and 9:00 a.m. to 2:00p.m. on Saturdays, excluding holidays (provided that Tenant shall have access to the Premises 24 hours per day, 7 days per week). Landlord may provide perimeter security for the Building via a key-card or other similar system. All key-cards for such system shall be obtained by Tenant in accordance with Section 42 hereof. Tenant shall be responsible for any and all security required for the Premises and the business to be conducted therein.

          8.2         Additional Services. If Tenant requires services on weekends or holidays beyond the parameters of Section 8.1 above, Landlord shall make reasonable efforts to provide such additional service after receipt of reasonable prior written request for such services from Tenant, and Tenant shall reimburse Landlord for such additional service within ten (10) days of request therefore, at the actual direct cost to Landlord.

          8.3         Additional Provisions. Except as specifically and expressly set forth hereinbelow and unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees, contactors or invitees, in no event shall Landlord be liable to Tenant for (A) any damage to the Premises, or (B) any loss, damage or injury to any property therein or thereon, or (C) any claims for the interruption of or loss to Tenant’s business or for any damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building, or (D) any interruption in any utility or other services to the Premises, which interruption is not directly due to Landlord’s failure to pay for such services, if so required by this Lease; provided, however, that if any such services are not furnished to the Premises for seven (7) or more consecutive days after Landlord received notice from Tenant and the Premises are thereby rendered unusable by Tenant for the purpose for which they were intended, the Basic Rent and Additional Rent shall be abated until the Premises are again tenantable. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Base Rent, Additional Rent or other sums payable by Tenant hereunder.

          8.4         Direct Metering. Gas, electricity and water provided to the Tenant’s Premises shall be separately metered and directly paid for by the Tenant. The cost of all other utilities and services provided by the Landlord to the Common Areas of the Building shall be deemed as Operating Costs.

9.       OPERATING COSTS.

          9.1         Defined. Commencing with the first day of the first Lease Year and continuing during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction, Tenant’s Share of “Operating Costs” (as defined in Section 9.4, below) for each calendar year. For purposes hereof, Tenant’s Share of Operating Costs shall mean Tenant’s Share of the amount of all Operating Costs which are attributable to all tenants in the Building, inclusive of retail tenants (as determined by Landlord from time to time), plus a percentage of all Operating Costs attributable to only the retail portions of the Building to the exclusion of office tenants within the Building; such percentage determined by a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the square footage of the aggregate retail space within the Building being served with the services for which such Operating Costs are being incurred.

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          9.2         Estimated Payments. Tenant shall make monthly installment payments toward Tenant’s Share of Operating Costs on an estimated basis, based on Landlord’s reasonable estimate of Operating Costs for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the Term and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Share of Operating Costs for the then-current calendar year. If at any time or times during such calendar year it appears to Landlord that Tenant’s Share of Operating Costs for such calendar year will materially vary from Landlord’s estimate, Landlord may, by written notice to Tenant, once during any calendar year, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

          9.3         Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to endeavor so to do within one hundred-twenty (120) days after the end of the applicable year, provided that such shall not be a condition of Tenant’s obligations arising as a result thereof or based thereon), a detailed, itemized statement (the “Expense Statement”), calculated in accordance with Section 9.1, above, setting forth the total actual Operating Costs for such calendar year, Tenant’s Share of Operating Costs and the increase in Tenant’s Share of Operating Costs. The Expense Statement shall be certified by Landlord as being true and correct in all material respects. Landlord shall respond to any inquiries and requests for invoices or other information with respect to Operating Costs within thirty (30) days of any written request therefore by Tenant. Within thirty (30) days after the delivery of such Expense Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 9.2 on account of Tenant’s Share of Operating Costs for such calendar year, and the actual amount shown as Tenant’s Share of Operating Costs for such calendar year. In the event the Expense Statement reflects an overpayment of Tenant’s Share of Operating Costs for such year, such overpayment shall be credited against the next due Base Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days. Tenant’s obligation to pay Operating Expenses shall survive expiration or termination of this Lease as to any such expenses incurred during the term hereof.

          9.4         Operating Costs. The term “Operating Costs” shall mean all reasonable expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Building, Common Areas and the Land as reasonably determined by Landlord in accordance with the standards applicable to similar first class properties in the Prince William County, Virginia area, subject to the qualifications set forth below. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, but are not limited to, the following items:

                       (A)   the cost of the personal property used in conjunction with the operation, management, maintenance and repair of the Building and the Project;

                       (B)   costs to repair and maintain the Building, the Building roof and the Common Areas;

                       (C)   all expenses paid or incurred by Landlord for water, gas, electric, sewer and oil services for the Building, which are not being reimbursed to Landlord by any tenant in the Building;

                       (D)   the costs and expenses incurred in connection with the provision of the services set forth in Section 8, above and any other services provided by Landlord to the Building from time to time;

                       (E)   building supplies and materials used in connection with repairs to the Project;

                       (F)   cleaning and janitorial services in or about the Premises, the Building (including without limitation Common Areas) and the Land, which are not being reimbursed to Landlord by any tenant in the Building;

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                       (G)   window glass replacement, repair and cleaning;

                       (H)   repair, replacement and maintenance of the grounds, including costs of landscaping, lighting, Project and Building signage, gardening and planting, including service or management contracts with independent contractors, including but not limited to security and energy management services and costs;

                       (I)   operational costs to achieve compliance with any governmental laws, rules, orders or regulations, and excluding capital expenses associated therewith except to the extent specifically set forth below;

                       (J)   utility taxes;

                       (K)   compensation (including employment taxes, fringe benefits, salaries, wages, medical, surgical, and general welfare benefits (including health, accident and group life insurance), pension payments, payroll taxes for all personnel employed by Landlord or its management company who perform duties in connection with the operation, maintenance and repair of the Building (allocated among all properties served by such employees as determined by Landlord in its reasonable discretion, if such employees are utilized by more than one property) plus the salary and benefits of the property manager specifically assigned to the Project;

                       (L)   any (i) capital expenditures incurred to reduce Operating Costs, to the extent of such reduction (and with any amount remaining unrecovered by virtue of such limitation to carry forward to subsequent calendar years, to the extent of any such continuing reduction achieved in each such subsequent calendar year, until recovered in full), (ii) capital expenditures incurred to comply with any governmental law, order, regulation or other requirement which is enacted or becomes effective after the Commencement Date, and (iii) capital expenditures made for the replacement of items (the repair of which would be includable within Operating Costs) in lieu of repairs thereto, provided (a) replacement of the item in lieu of repair is either less costly on an annual basis than repair of the item in question, or is necessary given the non-functioning condition of the item in question, as determined by Landlord in good faith, (b) this provision shall not apply to general renovations, as opposed to needed repairs, of the Building or any elements therein, and (c) such expenditure shall be recoverable only over the useful life of the item in question by amortizing such expenditure over such useful life (in accordance with applicable federal income tax guidelines) at an annual interest rate equal to the Prime Rate at the time of such expenditure, and only the sum of all amortization payments payable during the year in question shall be includable in Operating Costs in each year during such recovery period;

                       (M)   cost of premiums for casualty and liability insurance policies required to be maintained by Landlord hereunder and any other insurance carried by Landlord with respect to the Project;

                       (N)   license, permit and inspection fees;

                       (O)   reasonable management fees based upon a percentage of gross rental receipts, and actual Operating Costs and Real Estate Taxes (which management fee is not to exceed four (4%) percent of the gross rents for the Building);

                         (P)   consulting fees in connection with the provision of common area maintenance services;

                         (Q)   typical personal property used in the operation, management and maintenance of the Building and BPOL taxes;

                          (R)    trash removal, including all costs incurred in connection with waste product recycling;

                         (S)   snow and ice removal or prevention;

                         (T)   Lease payments for any additional parking spaces or parking areas leased by Landlord for the benefit of the tenants of the Building; maintenance, repair and striping of all parking areas

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used by tenants of the Building; and any other cost or assessment payable in connection with the maintaining of such parking areas;

                       (U)   uniforms and dry cleaning;

                       (V)   telephone, cellular phone, paging, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building;

                       (W)   association and other assessments for maintenance of offsite improvements serving or benefiting the Building or the Land;

                       (X)   costs and expenses relating to compliance with any ongoing existing proffer obligations applicable to the Project;

                       (Y)   the cost of acquisition, repair, maintenance and replacement of seasonal Building decoration; and

                       (Z)   the cost of operating, maintaining, repairing and replacing conduits and other electrical fixtures, fire protection, alarm and sprinkler systems, Building and Project plumbing and storm and sanitary sewer systems.

          9.5         Exclusions. Except as otherwise provided in this Lease, Operating Costs shall not include any of the following:

                       (A)   capital expenditures, except those specifically set forth above;

                       (B)   costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made directly to such Tenant (and which charge shall be payable within thirty (30) days of written demand);

                       (C)   painting, redecorating or other work which Landlord performs for specific tenants, the expenses of which are paid by such tenants;

                       (D)   Real Estate Taxes (as defined in Section 10);

                       (E)   depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except as set forth in Section 9.4, above);

                       (F)   interest and amortization of funds borrowed by Landlord;

                       (G)   leasing commissions, and advertising, legal, space planning and construction expenses incurred in procuring tenants for the Building;

                       (H)   salaries, wages, or other compensation paid to officers or executives of Landlord or its property management company in their capacities as officers and executives (but specifically including in Operating Expenses the property management fees set forth in Section 9.4 above whether or not paid to Landlord or its officers or executives);

                       (I)   any other expenses for which Landlord actually receives direct reimbursement from insurance, condemnation awards, warranties, other tenants or any other source but excluding general payments of Operating Costs pursuant to this Section 9 by Tenant and other tenants of the Building;

                       (J)   net basic rents under ground leases, if any;

                       (K)   all costs incurred in the initial construction of the Project;

                       (L)   costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees;

                       (M)   legal fees and other expenses incurred by Landlord except in administering, contracting for services which are a part of, and disputing Operating Costs;

                       (N)   costs or fees relating to the defense of Landlord’s title or interest in the Land;

                       (O)   costs incurred due to violation by Landlord of the terms and conditions of this Lease;

                       (P)   renovation of the Project made necessary by casualty or the exercise of eminent domain;

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                       (Q)   costs arising from the presence of Hazardous Materials in, about or below the Project;

                       (R)    costs incurred for any items to the extent of Landlord’s recovery under a manufacturer’s, materialmen’s, vendor’s or contractor’s warranty (except to the extent of costs incurred in such recovery);

                       (S)   income, excess profits, franchise taxes or other such taxes imposed on or measured by the net income of Landlord from the operation of the Building (other than business professional occupational license tax);

                       (T)   reserves for repairs, maintenance and replacements;

                       (U)   Landlord’s general overhead expenses;

                       (V)   costs incurred to achieve compliance with any governmental laws, ordinances, rules, regulations or orders, except to the extent recoverable under Section 9.4(i) and 9.4(l), above;

                       (W)   any penalties or interest expenses incurred because of Landlord’s failure timely to pay any Operating Costs (unless the same is the result of Tenant’s failure to timely make any payment in respect thereof required hereunder);

                       (X)   accounting fees other than those attributable to reviewing and preparing operating statements for the Building;

                       (Y)   rental or similar payments made in connection with the leasing of any equipment deemed to be capital in nature except to the extent the acquisition of such item would have been recoverable under Section 9.4(l), above;

                       (Z)   any Operating Costs and services provided to full service or office tenants in the Building and Project that are not provided to net or retail tenants; and

                       (AA)   the extent to which expenses for services, supplies or materials for the Building paid by the Landlord to its subsidiaries or affiliates exceeds the usual and customary cost of similar services, supplies or materials which can be obtained in the market place from unrelated third parties.

          9.6         Further Adjustment. Operating Costs for each calendar year shall be adjusted to include all costs, expenses and disbursements which vary by occupancy or not otherwise provided to all tenants that Landlord reasonably determines would have been incurred if Landlord had provided all utilities and services within the definition of Operating Costs to tenants and occupants in the Building had the Building been one hundred percent (100%) occupied throughout such year and Landlord provides Tenant with written documentation and calculation of such Operating Costs.

10.       REAL ESTATE TAXES.

          10.1         Defined. Commencing with the first day of the first Lease Year and continuing during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction, Tenant’s Share of “Real Estate Taxes” (as defined in Section 10.3, below) paid in such calendar year. For purposes hereof, Tenant’s Share of Real Estate Taxes shall mean Tenant’s Share of all Real Estate Taxes for the year in question.

          10.2         Estimated Payment. Tenant shall make monthly installment payments toward Tenant’s Share of Real Estate Taxes on an estimated basis, based on Landlord’s reasonable estimate of Real Estate Taxes for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the Term and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Share of Real Estate Taxes for the then-current calendar year. If at any time or times during such calendar year it appears to Landlord that Tenant’s Share

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of Real Estate Taxes for such calendar year will materially vary from Landlord’s estimate, Landlord may, by written notice to Tenant, once during any calendar year, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

          10.3         Real Estate Taxes. For purposes of this Lease, “Real Estate Taxes” shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes shall include all reasonable expenses (including, but not limited to, reasonable attorneys’ fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes. In the event Real Estate Taxes (including special assessments) may be paid in installments, they may be paid in installments or in lump sum, at Landlord’s election (and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment, or the entirety thereof, as applicable). The foregoing notwithstanding, Real Estate Taxes shall not include: (A) any franchise, corporation, income or net profits tax which may be assessed against Landlord or the Project or both, (B) transfer taxes assessed against Landlord or the Project or both, (C) penalties or interest on any late payments of Landlord, unless the same is due to a late payment by Tenant, or (D) personal property taxes of Tenant.

          10.4         Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to endeavor so to do within one hundred-twenty (120) days after the end of the applicable year, provided that such shall not be a condition of Tenant’s obligations arising as a result thereof or based thereon), with Landlord’s calculation of Tenant’s Share thereof (the “Tax Statement”). Within thirty (30) days after the delivery of the Tax Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 10.2 on account of Tenant’s Share of Real Estate Taxes for such calendar year, and the actual amount shown as Tenant’s Share of Real Estate Taxes for such calendar year. In the event the Tax Statement reflects an overpayment of Tenant’s Share of Real Estate Taxes for such year, such overpayment shall be credited against the next due Base Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

11.       ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE TAXES.

          11.1         Partial Year; End of Term. To the extent that a more accurate method of allocating same cannot be implemented by Landlord, Tenant’s Share of Operating Costs and Real Estate Taxes for any partial calendar year shall be determined by multiplying the amount of Tenant’s Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Tenant’s Share of Real Estate Taxes with respect to the year in which such termination occurs shall be prorated on the basis which the number of days from January 1 of such year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty

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(30)  days after delivery by Landlord to Tenant of the applicable Expense Statement and Tax Statement with respect to such year.

          11.2         Other Taxes. In addition to Tenant’s Share of Operating Costs and Real Estate Taxes, Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building, and shall provide promptly, upon request of Landlord, written proof of such payment.

          11.3         Contesting Real Estate Taxes. Landlord will have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project, provided Landlord will use reasonable efforts to minimize the cost of such service. The reasonable cost of such service shall be included in the Real Estate Taxes hereunder in the year same were incurred or paid, at Landlord’s election. Additionally, during any such period, Landlord shall have the right, in its reasonable judgment, to contest any tax assessment, valuation or levy against the Project, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur expenses in such contest, and any reasonable fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Project, whether or not such contest is successful, shall be included in Real Estate Taxes as set forth above.

          11.4         Arbitration. Disputes regarding Operating Costs, Real Estate Taxes, and any audit thereof, shall be subject to arbitration in accordance with the provisions of Section 49 hereof.

          11.5         Tenant’s Right to Inspect. Landlord shall maintain at all times during the term of this Lease, within the Metropolitan Washington, D.C. area, full, complete and accurate books of account and records with respect to Operating Costs, and shall retain such books and records, as well as such other documents as are customarily maintained by Landlord and reasonably necessary to properly authenticate the Operating Costs. Upon reasonable notice from Tenant, but not more than once per year, Landlord shall make available at such place as Landlord may designate, for Tenant’s inspection (or inspection performed by Tenant’s accountant and/or consultants) Landlord’s books and records relating to the Operating Costs for the immediately preceding year. No copies shall be made by or provided to Tenant. In the event that Tenant’s inspection discloses that Landlord’s billings to Tenant for increased Operating Costs exceeded the actual Operating Costs attributable to Tenant, then Landlord shall refund the difference. In the event Landlord’s billings exceeded by five percent (5%) the actual Operating Charges attributable to Tenant, Landlord will pay Tenant for the reasonable expense incurred for an independent third-party in performing such inspection. Tenant shall not provide the information it reviews or the results of its inspection to any third party, who is not Tenant’s direct agent, further provided that said agent agrees to comply with the provisions of this section.

12.       TENANT’S INSURANCE.

          12.1         Coverage Requirements. Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance:

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Alliance Home Funding, LLC

                       (A)   Commercial general liability insurance naming the Landlord and Landlord’s managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises or any appurtenances thereto covering the operation of the Tenant and any subtenants, licensees and concessionaires of the Tenant. Such insurance shall be written on an “Occurrence Form” and shall include, without limitation, blanket contractual liability recognizing provisions of this Lease, broad form property damage, coverage for independent contractors, personal injury liability and coverage for hired auto and non-ownership auto liability. Such insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. Such insurance shall have a limit of not less than One Million Dollars ($1,000,000.00) per occurrence with a Two Million Dollars ($2,000,000.00) general aggregate with an excess (umbrella) liability insurance in the amount of Three Million Dollars ($3,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) annually in the aggregate; provided, however that no such limits shall be deemed limitation of the liability of Tenant hereunder. If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease;

                       (B)   Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises (excluding leasehold improvements, which shall be insured by and remain the property of Landlord, but specifically including plate glass insurance covering breakage of any glass frontage installed by or on behalf of Tenant within or as a part of the Premises). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing; Workers’ compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State where the operations are to be performed with broad-form all-states endorsement.

                       (C)   Employer’s liability insurance with a limit of One Million Dollars ($1,000,000.00) for each accident;

          12.2         Rating; Certificates; Cancellation. The policies required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable, as reasonably determined by Landlord. Certificates of insurance and certified copies of the policies shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord and any mortgagee(s) of Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

          12.3         Other. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and the same is not corrected within five (5) business day following written notice thereof from Landlord to Tenant, then Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefore. Tenant shall repay to Landlord, as Additional

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Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

13.      LANDLORD’S INSURANCE.

          13.1        Coverage. At all times during the Lease Term, Landlord will maintain, the cost of which shall be included in the Operating Cost hereunder, (A) fire and extended coverage insurance covering the Project, including all of Landlord’s Work, in an amount equal to one hundred percent (100%) of the replacement value thereof, and (B) public liability and property damage insurance in such amounts as Landlord deems reasonable from time to time. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building (including loss of rental insurance) and Landlord’s liability in connection with the Building as are customary or advisable for a comparable project in the Prince William County, Virginia area, as determined by Landlord in Landlord’s reasonable judgment. Any dispute regarding the appropriateness of such additional insurance coverage shall be subject to arbitration pursuant to Section 49 of this Lease.

14.      DAMAGE OR DESTRUCTION.

          14.1        Damage Repair.

                       14.1.1    If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty (the “Casualty”), then Landlord shall, within thirty (30) days after the date of such casualty, provide Tenant with Landlord’s good faith written estimate (the “Estimate”) of how long it will take to repair or restore the Premises.

                       14.1.2    If Landlord determines as set forth in its Estimate that it will require in excess of one hundred twenty (120) days after the date of Casualty to fully repair or restore the Premises in accordance herewith, then, within thirty (30) days after Landlord delivers Tenant the Estimate, Tenant and Landlord shall each have the right to terminate this Lease by written notice to the other, which termination shall be effective as of the date of such Casualty, and all liabilities and obligations of Landlord and Tenant thereafter accruing shall terminate and be of no legal force and effect except as otherwise specifically set forth herein. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the fire or other casualty was the result of Tenant’s gross negligence or willful misconduct.

                       14.1.3    If neither party elects to terminate this Lease in accordance with the terms hereof following any Casualty, then Landlord, subject to the receipt of insurance proceeds sufficient to fully repair the Casualty, shall commence promptly and diligently prosecute to completion the restoration of the Premises to their previous condition, subject to Force Majeure as defined herein and delays caused by Tenant; and pending substantial completion of such restoration, the Base Rent and Additional Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect provided Tenant can conduct its intended business use in the remaining portion of the Premises.

                       14.1.4    In the event Landlord is unable to complete such restoration within one hundred twenty (120) days after the date of Casualty (or such longer period as was referenced in the Estimate, if applicable), as such period may be extended due to Force Majeure or due to any Tenant Delays (as such term is defined in Exhibit C hereof, and not limited as to the number of days) then within thirty (30) days

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after the expiration of such period (but in all events prior to the date Landlord completes its restoration of the Premises), Tenant shall again have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord; provided, however, that if Landlord substantially completes such restoration prior to the end of the thirty (30) day notice period, Tenant’s notice of termination shall be deemed rescinded and ineffective for all purposes, and this Lease shall continue in full force and effect. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of casualty damage.

                       14.1.5    If at any time in the course of its restoration of damaged portions of the Premises, Landlord believes in good faith that its original Estimate is no longer accurate for reasons other than Force Majeure (in which event the provisions of Section 14.1.4 shall control), Landlord shall have the right to deliver a revised Estimate to Tenant of the additional time period which Landlord believes will be required to fully repair or restore the Premises, and, unless Tenant terminates this Lease by written notice to Landlord within ten (10) business days after its receipt of such revised Estimate from Landlord, Tenant shall be deemed to have agreed that, for all purposes of this Section 14.1, to the number of additional days needed to fully repair and restore the Premises as estimated by Landlord within such revised Estimate. If Tenant elects to terminate this Lease as to the damaged Building after receiving such a revised Estimate from Landlord, as aforesaid, such termination shall be effective as of the date of such notice of termination, and all liabilities and obligations of Landlord and Tenant thereafter accruing hereunder with respect to such Building shall terminate and be of no legal force and effect except as otherwise specifically set forth herein.

          14.2        Reconstruction. If all or any portion of the Premises is damaged by fire or other casualty and this Lease is not terminated in accordance with the provisions hereof, then all insurance proceeds under the policy referred to in Section 13.1 hereof that are recovered by Landlord on account of any such damage by fire or casualty shall be made available for the payment of the cost of repair, replacing and rebuilding.

          14.3        Business Interruption. Other than rental abatement as and to the extent provided in Section 14.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises.

          14.4        Repairs. Landlord’s repair obligations, should it elect to repair, shall be limited to the base Building, Common Areas and all interior improvements to and property within the Premises which are covered or required to be covered hereunder by Landlord’s insurance. Landlord shall use reasonable efforts to commence such repairs and restorations within a reasonable period after Landlord elects to restore the Premises, and to complete such repairs within the time frames referenced in Section 14.1, above. Tenant acknowledges that any such repairs or restorations shall be subject to applicable laws and governmental requirements, any disbursement requirements imposed by Landlord’s mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and delays resulting from any of the foregoing shall constitute a “Force Majeure” hereunder, shall not in any event constitute a breach of this Lease by Landlord, and shall extend the time for completing such restoration as long as Landlord uses reasonable efforts to commence and complete such repairs and restorations in a timely fashion. Notwithstanding the foregoing or any other provision in this Lease, in the event Landlord’s restoration of the Premises exceeds a period of nine (9) months from the date of Casualty, the Tenant shall have the option to terminate this Lease upon thirty (30) days prior written notice to Landlord given pursuant and subject to the provisions of Section 14.1.4 above.

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          14.5        End of Term Casualty. Anything herein to the contrary notwithstanding, if more than thirty percent (30%) of the Premises is destroyed or damaged during the last eighteen (18) months of the Lease Term, then either Landlord or Tenant shall have the right to terminate this Lease (in whole if the damage extends to all of the Premises or otherwise as to the affected portion of the Premises within the Building) upon thirty (30) days prior written notice to the other, which termination shall be effective on the date of such casualty. Such notice must be delivered within thirty (30) days after such casualty, or shall be deemed waived; provided, however, that Tenant may revoke such termination notice, and require Landlord to restore the Premises, by exercising any renewal option provided herein, if any.

15.      MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

          15.1        Tenant shall not place a load upon the floor of the Premises which exceeds the maximum live load of eighty (80) pounds per square foot which Landlord (or Landlord’s architect or engineer) reasonably determines is appropriate for the Building without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Tenant will not install or operate in the Premises any electrical or other equipment requiring any changes, replacements or additions to any base building system, without Landlord’s prior written consent (and if such consent is granted Tenant shall be responsible for the costs of such changes, replacements or additions).

          15.2        Other than the initial improvements to be performed by Landlord and set forth in Exhibit C hereto, Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord will make every effort to respond to Tenant’s request within five (5) business days of the receipt of the request and supporting documentation from Tenant. Landlord may impose a reasonable fee for the review of any proposed alterations, additions or improvements. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, shall be made at Tenant’s sole expense (and, with respect to structural alterations, according to plans and specifications approved in writing by Landlord), in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises (except as provided in Section 15.3, below).

          15.3        Upon the expiration or sooner termination of the Lease Term, Tenant shall, at Tenant’s sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant which are designated by Landlord to be removed at the time its consent to the installation thereof is granted, and repair any damage to the Premises caused by such removal. Tenant shall remove any of its movable property, trade fixtures and roof devices. Tenant shall pay Landlord any reasonable damages for injury to the Premises or Building resulting from such removal. All items of Tenant’s personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease shall be deemed abandoned and become the exclusive property of Landlord, within five (5) days of written notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, costs, expenses (including reasonable attorneys’ fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including without limitation any loss of rent or claims made by any succeeding occupant founded on such delay. Tenant’s obligations under these Sections 15.2 and 15.3 shall survive the expiration or termination of this Lease.

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16.      ACCEPTANCE OF PREMISES.

          Landlord shall tender, and Tenant shall accept possession of, the Premises in accordance with the terms of Exhibit C attached hereto. All provisions regarding delivery of possession of the Premises, construction of leasehold improvements to the Premises and any adjustments which may be made with respect to the Commencement Date (as defined in Section 1.4) are set forth in Exhibit C.

17.      TENANT IMPROVEMENTS.

          The provisions governing initial improvements to be performed by Landlord or Tenant to the Premises are set forth in Exhibit C hereto.

18.      ACCESS.

          18.1        Subject to the restrictions set forth below, Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, upon reasonable advance notice except for emergencies, during Tenant’s normal business hours to inspect the same; to show the Premises to prospective tenants or interested parties such as prospective lenders and purchasers; to exercise its rights under Section 48; to access common areas, shafts, electrical closets or similar common or mechanical elements located within the Tenant’s Premises; to clean, maintain, repair, alter or improve the Premises or the Building, to discharge Tenant’s obligations when Tenant has failed to do so within a reasonable time after written notice from Landlord; to post notices of non-responsibility and similar notices and “For Sale” signs and to place “For Lease” signs upon or adjacent to the Building or the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure. In exercising the foregoing rights, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business. Landlord shall coordinate any entry into the Premises with Tenant’s facilities supervisor at least 24 hours in advance (except in cases of emergency involving fire or other casualty, or other risk of injury or death to persons), and Landlord acknowledges that Tenant may require Landlord and its agents to be accompanied by a representative of Tenant for security purposes upon Landlord’s entry to the Premises (other than in cases of emergency involving fire or other casualty, or other risk of injury or death to persons) for legitimate, documented security purposes. Tenant shall supply Landlord with telephone numbers for Tenant’s facilities supervisor so that Landlord will be able to comply with established security procedures to the extent feasible under the circumstances in the event Landlord requires immediate access to the Premises to cure any emergency situation.

          18.2        Landlord shall be excused from such of its obligations under this Lease as are directly and materially impacted by the inability of Landlord to access the Premises or any applicable part thereof due to Tenant’s security restrictions, if and to the extent the performance of such obligations was in fact hindered, frustrated, or rendered impossible or impracticable due to the effect of such restrictions on access.

19.      MUTUAL WAIVER OF SUBROGATION.

          19.1        Tenant. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Landlord or Landlord’s agents or employees, or any other cause, Tenant hereby

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releases Landlord and Landlord’s agents and employees from responsibility for and waives its entire claim of recovery for (A) any and all loss or damage to the personal property of Tenant located in the Project, arising out of any of the perils which are covered by Tenant’s property insurance policy, with extended coverage endorsements which Tenant is required to obtain under the applicable provisions of this Lease, whether or not actually obtained, or (B) loss resulting from business interruption at the Premises, arising out of any of the perils which may be covered by the business interruption insurance policy required to be carried by Tenant under this Lease.

          19.2        Landlord. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Tenant or Tenant’s agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant’s agents and employees from responsibility for and waives its entire claim of recovery for any and all loss or damage to the Building or any personal property of Landlord located about the Project and the Building generally and all property attached thereto (excluding any such property required to be insured by Tenant hereunder), arising out of any of the perils which are covered by Landlord’s property insurance policy which Landlord is required to obtain under the applicable provisions of this Lease, whether or not actually obtained.

          19.3        Carriers. Landlord and Tenant shall each cause its respective insurance carrier(s) to consent to such waiver of all rights of subrogation against the other, and to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies.

20.      INDEMNIFICATION.

          20.1        Subject to the provisions of Section 19 hereof and other provisions of this Lease, Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such third party claims, to the extent arising out of (A) the use and occupancy of the Premises by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants; (B) the negligence or willful misconduct of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants, in or about the Project; and/or (C) any breach or Default by Tenant under this Lease; provided that this indemnity shall not apply to any loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees or invitees (while within the Premises).

          20.2        Subject to the provisions of Section 19 hereof and other provisions of this Lease, Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such third party claims, to the extent arising out of (A) the use and occupancy of the Building by the Landlord, its officers, contractors, licensees within Landlord’s control, agents, servants, employees, or guests, invitees and/or visitors to the extent within Landlord’s control; and/or (B) the negligence or willful misconduct of Landlord, its officers, contractors, agents, servants, or employees, in or about the Project; provided that this indemnity shall not apply to any loss, damage, liability or expense resulting from injuries

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to third parties caused by the gross negligence or willful misconduct of Tenant, or its officers, contractors, licensees, agents, employees or invitees (while within the Premises).

          20.3        The indemnifications set forth in this Section 20 shall survive termination of this Lease.

21.      ASSIGNMENT AND SUBLETTING.

          21.1        Consent Required. Except as specifically set forth herein to the contrary, Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant, without the prior written consent of Landlord, which consent, subject to the remaining express terms and provisions of this Section, shall not be unreasonably withheld, conditioned or delayed.

          21.2        Procedure. Tenant must request Landlord’s consent to such assignment or sublease in writing at least thirty (30) days prior to the commencement date of the proposed sublease or assignment, which written request must include (A) the name and address of the proposed assignee or subtenant, (B) the nature and character of the business of the proposed assignee or subtenant, (C) financial information (including financial statements) of the proposed assignee or subtenant, and (D) all other terms of the proposed sublet or assignment as well as a copy of the agreement evidencing same. Tenant shall also provide any additional information Landlord reasonably requests regarding such proposed assignment or subletting. Within ten (10) days after Landlord receives Tenant’s request (with all required information included), Landlord shall, by written notice to Tenant, elect either: (A) to grant its consent to such proposed assignment or subletting, or (B) to deny its consent to such proposed assignment or subletting, setting forth with specificity the reason for such denial. If Landlord does not exercise either of the above options within twenty (20) business days after Landlord receives Tenant’s request, then Tenant may assign or sublease the Premises upon the terms stated in Tenant’s request.

          21.3        Conditions. Any subleases and/or assignments hereunder are also subject to all of the following terms and conditions:

                       21.3.1    If Landlord approves an assignment or sublease as herein provided (other than an assignment or sublease pursuant to Section 21.4 hereof), Tenant shall pay to Landlord, as Additional Rent due under this Lease (which amounts shall be due immediately upon receipt by Tenant), fifty percent (50%) of the “Net Profits” (as defined below) generated from such transaction during each Lease Year. For purposes hereof, the term “Net Profits” means:

                                   (A) with respect to assignment, the amount paid by the assignee to acquire Tenant’s rights under the Lease, less (i) the portion of such sum fairly attributable to the acquisition of Tenant’s leasehold improvements or personal property which were funded solely by Tenant, and (ii) all reasonable and actual out-of-pocket expenses incurred and paid by Tenant in procuring such assignment, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions; and

                                   (B) with respect to a sublease, the amount, if any, by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease exceeds the sum of (i) that portion of the Base Rent plus Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such sublease, (ii) all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such sublease, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions, and

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(iii)  the amortized costs of any leasehold improvements or personal property provided as a part of such transaction and existing prior to the commencement of the sublease term to the extent funded solely by Tenant. The foregoing payments shall be made to Landlord by Tenant within ten (10) days upon receipt of such sums by Tenant.

                       21.3.2    No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee.

                       21.3.3    Tenant shall remain liable for all Lease obligations, all of which shall be unaffected by any such sublease or assignment, and which Lease obligations shall remain in full force and effect for all purposes. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

                       21.3.4    Any assignment or sublease without Landlord’s prior written consent shall be void, and shall, at the option of the Landlord, constitute a Default under this Lease except as provided for in Section 21.2 and Section 21.4 below.

                       21.3.5    The term of any such assignment or sublease shall not extend beyond the Lease Term. In no event will any assignee or subtenant (other than pursuant to a transfer of the Lease within the scope of Section 21.4, below) have the right to renew or extend the term of this Lease pursuant to Section 51, below.

                       21.3.6    Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if the proposed assignee or subtenant fails to satisfy, in Landlord’s reasonable judgment any one or more of the following criteria: (A) if the proposed assignee or sublessee has a net worth such that Landlord determines in its reasonable judgment that the proposed assignee or subtenant may be unable to meet its financial and other obligations under this Lease after such assignment or sublease; (B) if the proposed assignee or subtenant proposes to use the Premises for a purpose which is not a permitted use hereunder; (C) if the proposed assignee or subtenant has a history of landlord/tenant or debtor/creditor problems (such as, but not limited to, defaults, evictions, or other disputes) with Landlord, other landlords or other creditors; or (D) Landlord determines, in its reasonable judgment, that the proposed assignment/sublease documentation is not acceptable and provides written reasonable proposed revisions.

          21.4        Affiliated Entity; Sale of Business. Notwithstanding anything to the contrary in this Lease, so long as such transfer is not effectuated as part of a transaction or series of transfers orchestrated in order to effect a transfer of this Lease (or Tenant’s interest herein) in isolation to Tenant’s other leasehold interests and assets, Landlord’s written consent shall not be required for any sublease, assignment or other transfer of this Lease to any other entity which (i) controls or is controlled by Tenant, or (ii) is controlled by Tenant’s parent company, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) which purchases all or substantially all of the ownership interests or stock of Tenant, provided, however, that in each such event Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee or acquirer of such assets or stock. Tenant shall be required to give Landlord at

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least thirty (30) days written notice in advance of any such sublease or assignment, except with respect to transfers by operation of law occasioned through a sale of publicly or privately traded shares in Tenant.

22.      ADVERTISING.

          Notwithstanding Tenant’s signage rights under Section 40 hereto, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord’s written consent thereto, which Landlord may grant or withhold in its sole discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant’s cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

23.      LIENS.

          Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense (including attorneys’ fees and defense costs) for or arising from such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within thirty (30) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least thirty (30) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed thirty (30) day period, then Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amount, including reasonable attorneys’ fees and costs, shall be deemed Additional Rent hereunder.

24.      DEFAULT.

          24.1        Tenant’s Default. A “Default” under this Lease by Tenant shall exist if any of the following occurs (taking into account the expiration of the notice and cure periods provided for below):

                       24.1.1    If Tenant fails to pay Base Rent, Additional Rent or any other sum required to be paid hereunder within ten (10) days after written notice from Landlord that such payment was due, but was not paid as of the due date (provided, however, if Landlord has delivered two (2) such notices to Tenant within the prior twelve (12) month period, any subsequent failure to pay Base Rent, Additional Rent or any other sum required to be paid to Landlord hereunder on or before the due date for such payment occurring shall constitute a Default by Tenant without requirement of such ten (10) day notice and opportunity to cure; but in the event a full year elapses between such failures then Tenant shall again have the right to such cure period); or

                       24.1.2    If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 24.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not

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reasonably be cured within the thirty (30) day period, that Tenant shall not be in Default if it commences such performance promptly after its receipt of Landlord’s written notice and diligently thereafter prosecutes the same to completion; provided that no such grace period to be permitted in the event of any one or more of the following: (A) the Default relates to the maintenance of insurance obligations, (B) the Default relates to the assignment and subletting provisions, (C) the Default relates to a violation of Section 5.2 of this Lease, (D) the Default is of a nature as set forth in Section 24.1.3, in which event the periods set forth therein shall control, or Section 24.1.4, in which event there shall be no applicable cure period, or (E) there exists a reasonable possibility of danger to the health or safety of the Landlord, the Tenant, Tenant’s invitees, or any other occupants of, or visitors to, the Building; or

                       24.1.3    If Tenant shall (A) make an assignment for the benefit of creditors, (B) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (C) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant and of all or substantially all of Tenant’s property, (D) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (E) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated; or

                       24.2    Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or available in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

                       24.2.1    Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, Additional Rent and other charges when due.

                       24.2.2    Landlord may terminate this Lease, or may terminate Tenant’s right to possession of the Premises without terminating this Lease, at any time by giving written notice to that effect. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, provided that, without limitation, Tenant’s obligation to pay Base Rent, Additional Rent, and any damages otherwise payable under this Section 24 when due in accordance with the terms of this Section, shall specifically survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant’s right of possession, all of Tenant’s rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this Section 24. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent, Additional Rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a constructive or other termination of Tenant’s right to possession or of this Lease, either of which may be effected solely by

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an express written notice from Landlord to Tenant. On termination, Landlord shall have the right to remove all Tenant’s personal property and store same at Tenant’s cost, and to recover from Tenant as damages:

                       (1)   The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

                       (2)   The worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other sums due and payable which would have been payable after termination for the balance of the Lease Term exceeds the fair rental value of the Premises for the balance of the Term; plus

                       (3)   Any other amount necessary to compensate Landlord for all of the out-of-pocket costs incurred on account of Tenant’s failure to perform Tenant’s obligations under this Lease, including, without limitation, any costs or expenses reasonably incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises together with the unamortized portion of any improvements made for Tenant by Landlord and paid for by Landlord; real estate commissions paid by Landlord in connection with Tenant’s lease; and any rental abatement. To the extent any of such costs are incurred in connection with a lease transaction having a term in excess of the remaining Term hereof, all of the foregoing costs incurred in connection therewith shall be amortized on a straight-line basis over the term of such new lease, assuming equal monthly installments of principal and interest, at an interest rate of eight percent (8%), and Tenant’s liability shall be limited to the amortized portion of the same (i.e., the monthly payments as so determined) falling within the Term hereof.

                       (4)   The “worth at the time of award” of the amounts referred to in Section 24.2.2.1 is computed by allowing interest at the Default Rate through the date of payment. The “worth at the time of award” of the amounts referred to in Section 24.2.2.2 shall be computed by discounting the same to present value using a commercially reasonable discount rate. In lieu of the amounts recoverable by Landlord pursuant to Section 24.2.2.2, above, but in addition to the amounts specified in Section 24.2.2.1 and 24.2.2.3 (or any other portion of this Section 24), Landlord may, at its sole election, recover “Indemnity Payments,” as defined hereinbelow, from Tenant. For purposes of this Lease “Indemnity Payments” means an amount equal to the Base Rent, Additional Rent and other payments provided for in this Lease which would have become due and owing hereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Base Rent, Additional Rent and other payments, if any, actually collected by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments as set forth above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments and/or any other damages recoverable herein at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord’s cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any concessions it deems reasonably necessary. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. To the fullest extent permitted by

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law, Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

                       24.2.3    Landlord may, with or without terminating this Lease, re-enter the Premises pursuant to judicial process (except in the event of Tenant’s abandonment of the Premises in which event no judicial process shall be required) and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

                       24.2.4    Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (A) except as may be otherwise specifically required herein, to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (B) to redeem the Premises, (C) to re-enter or repossess the Premises, (D) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (E) to the benefit of any law which exempts property from liability for debt or for distress for rent or (F) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

25.      SUBORDINATION.

          This Lease shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any customary documentation requested by Landlord in order to confirm the foregoing subordination within ten (10) days after Landlord’s written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. Tenant agrees that no mortgagee or successor to such mortgagee shall be (A) bound by any payment of Base Rent or Additional Rent for more than One (1) month in advance, (B) liable for damages for any breach, act or omission of any prior landlord, or (C) subject to any claim of offset or defenses that Tenant may have against any prior landlord; provided that such mortgagee or successor shall not be relieved of the obligation to comply with all of the Landlord’s obligations under the Lease accruing from and after the date such mortgagee or successor takes title to the Project, irrespective of whether the original non-compliance with any such obligation arose prior to and is continuing as of such date, or arose on or after such date (provided however that if such obligation arose prior to the date such mortgagee or successor took title to the Project, such mortgagee or successor shall not be deemed in default until after the provision of any notice of default required by this Lease to such mortgagee or successor, and its failure to cure same within the cure period provided for herein).

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          The foregoing notwithstanding, Landlord shall use commercially reasonable efforts to obtain (provided the same shall not be deemed a condition precedent to the effectiveness hereof) from any current and future mortgagee of the Building, a subordination and non-disturbance agreement in favor of Tenant, on such mortgagee’s standard form, protecting the interests of Tenant and providing that Tenant’s occupancy of the Premises shall not be disturbed as a result of a foreclosure of the Building as long as Tenant is not then in default hereunder.

26.      SURRENDER OF POSSESSION.

          Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire, casualty and condemnation excepted. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys’ fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

27.      NON-WAIVER.

          Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Base Rent.

28.      HOLDOVER.

          If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed, at Landlord’s option, a trespasser or a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any holdover tenancy (whether or not consented to by Landlord), unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord, a per diem occupancy charge equal to one hundred fifty percent (150%)of the per diem Base Rent and Additional Rent as was in effect under this Lease for the last month of the Lease Term. Such payments shall be made within five (5) days after Landlord’s demand, and in no event less often than once per month (in advance). In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Base Rent or Additional Rent in advance or the breach of any other covenant or the existence of a Default. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the Premises on the last day of the Lease Term as provided in Section 26, above.

29.      CONDEMNATION.

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          29.1        Definitions. The terms “eminent domain”, “condemnation”, and “taken”, and the like in this Section 29 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

          29.2        Taking. If a material portion of the Premises is taken, either permanently or temporarily, by eminent domain or condemnation and as a result of such taking the Tenant can no longer reasonably use the Premises for its intended purpose, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Base Rent, Additional Rent, and other payments up to that date. If any part of the Premises is permanently taken, or if access to the by Tenant is, by virtue of a taking, permanently denied, by eminent domain or condemnation, then Landlord or Tenant shall have the right (to be exercised by written notice to the other within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase. If neither party elects to terminate this Lease, as aforesaid, then Landlord shall within a reasonable time after title vests in the condemning authority, repair and restore, at Landlord’s expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises is taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. If there is a temporary taking involving the Premises or Building, if a taking of other portions of the Building or Common Areas does not deny Tenant access to the Building and Premises, then this Lease shall not terminate, and Landlord shall repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises was taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken.

          29.3        Award. Except as set forth below, Landlord reserves all rights to damages to the Premises or arising out of the loss of any leasehold interest in the Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Except as referred to in this Section 29.3, Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant’s moving expenses or taking of Tenant’s personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then applicable law provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

30.      NOTICES.

          All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, and by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.7, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or refusal of delivery.

31.       MORTGAGEE PROTECTION.

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          Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default, during which time Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including but not limited to any claim of actual or constructive eviction.

32.      COSTS AND ATTORNEYS’ FEES.

          In any litigation between the parties arising out of this Lease, and in connection with any consultations with counsel and other actions taken or notices delivered, in relation to a default by any party to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys’ fees incurred by the prevailing party, in preparation for and (if applicable) at trial, and on appeal. Such attorney’s fees and costs shall be payable upon demand.

33.      BROKERS.

Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiating or making of this Lease. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorney’s fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord represents that it has not dealt with any brokers other than the parties listed above in negotiating and entering into this Lease, and shall indemnify, defend and hold Tenant harmless from any breach of the foregoing representation and warranty. Tenant, at its option, may use the consulting services of Alan Asman, Senior Vice President, Transwestern Commercial Services, with regard to non-legal review of this Lease, the cost of which shall be paid for by Landlord upon Lease execution and charged against Tenant’s tenant improvement Allowance.

34.      LANDLORD’S LIABILITY.

          Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord’s interest in the Premises and Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers, members, partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. Accordingly, Tenant agrees to look solely to Landlord’s interest in the Building to satisfy any claim it may have against Landlord. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord in writing of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30)

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days after the date of Landlord’s receipt of such notice (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion). In no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord during any applicable cure period.

35.      ESTOPPEL CERTIFICATES.

          Tenant shall, from time to time, within ten (10) days of Landlord’s written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Base Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or specifying any such contributions that have not been received); that to Tenant’s knowledge, following reasonable investigation and inquiry, there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no Base Rent or Additional Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof) other than the Security Deposit; or any other customary factual matters evidencing the status of the Lease, as may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building, which written statement shall, to the extent the certifications required to be made therein are true and correct as of such time, be in substantially the same form as Exhibit “F” attached hereto and made a part hereof by this reference. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Building. If Tenant fails to respond within twenty (20) days after receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee consistent with the terms of the estoppel so requested.

36.      EXCLUSIVITY.

          Provided that Tenant is not in default hereunder, Landlord agrees that during the Term and any applicable Renewal Term(s), it shall not directly lease space in any Building to any party other than tenant for use as a retail banking or mortgage facility.

37.      TRANSFER OF LANDLORD’S INTEREST.

          In the event of any transfer(s) of Landlord’s interest in the Premises or the Building to a bona-fide third-party purchaser, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee, provided the transferee assumes all of transferor’s prospective obligations and liabilities under the Lease.

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38.      RIGHT TO PERFORM.

          If Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) days after written notice from Landlord (or such longer cure period as may be provided for herein), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of Default by Tenant in the payment of Base Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant upon written demand within ten (10) business days after such payment by Landlord, together with interest thereon at the Default Rate from such date to the date of payment.

39.      COMMON AREAS.

          For purposes hereof, the term “Common Areas” shall mean (i) all portions of the Land other than portions upon which the Building is situated, including landscaped areas and the like, as the same may be modified from time to time by Landlord; (ii) all loading docks, corridors, hallways, lobbies, elevator cabs, stairs and other portions of the Building that would customarily be made available to tenants of the Building, as the same may be modified from time to time by Landlord; (iii) any covered or surface parking facility; and (iv) any areas which are common areas for, on, or utilized in general by tenants, owners and/or occupants of the Building.

40.      SALES AND AUCTIONS; SIGNAGE.

          Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

          Except with respect to Building directory signage provided in Landlord’s standard directory format, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord’s written consent thereto, which consent may be withheld, conditioned or delayed at Landlord’s sole discretion. Tenant shall be provided with a pro rata portion (based upon Tenant’s Share or other appropriate reasonable criteria as established by Landlord from time to time) of space within the Building lobby directory, within which to install Building standard lobby directory identification, the cost of which shall be at the expense of Landlord. In addition, subject to Landlord’s approval thereof in accordance with the terms and conditions of Exhibit C attached hereto, Tenant shall be permitted to install one (1) exterior sign (the “Tenant’s Exterior Sign”), the location, size and design of which shall at all times be subject to compliance with applicable codes and zoning ordinance of the City of Manassas, Virginia, City of Manassas Architectural Review Board (“ARB”) approval, and to any comprehensive signage plan applicable to the Building and the Project. The Tenant shall be

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responsible to maintain any permitted signs and remove the same at Lease Expiration Date. If Tenant shall fail to do so, Landlord may do so at Tenant’s cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs. All signage permitted by Landlord may be assigned or utilized by any Landlord consented assignee or subtenant for the entire Premises, subject to the prior written reasonable approval of Landlord, and may not be changed in any manner without the prior written approval of Landlord in each case. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such permitted signs. Notwithstanding the above, the Landlord, at no additional cost to Tenant, will submit on behalf of the Tenant the customary applications to the ARB and the City of Manassas for the Tenant’s Exterior Sign, which Landlord will make a good faith effort to first locate at the North East corner of the Building, or in the alternative, on the front of the Building as it faces Church Street.

41.      ACCESS TO ROOF.

          41.1        Generally. Subject to: (A) compliance with all rules, regulations, statutes and codes of any governmental authority having jurisdiction thereover; (B) compliance with any covenants, conditions and restrictions applicable to the Building in effect as of the date of this Lease; (C) the rights of other tenant in the Building as the same exist as of the date hereof; and (D) subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the non-exclusive right of access to and the use of a to be designated portion of the roof of the Building for the installation of communication equipment (“Roof Use”), provided further that (i) such installation and the Roof Use shall not void any roof or other warranty applicable to the Building; (ii) the Roof Use shall be for Tenant’s business purposes only and not for commercial resale; (iii) all such installations shall be located and screened in a manner acceptable to Landlord and any governmental authority having jurisdiction over the Building; and (iv) any such equipment shall be of a size acceptable to Landlord in its reasonable discretion.

          41.2        No Representations. Landlord has not made any representations, warranties or promises pertaining to the suitability of the Building’s rooftop for the Roof Use. Tenant accepts the rooftop in its “as is” condition.

          41.3        Compliance with Legal Requirements. Prior to installation, Tenant will obtain any and all licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 41. Tenant’s Roof Use shall not in any way conflict with any applicable law, statute, ordinance or governmental rules or regulation now in force or which may hereafter be enacted, or with the utilization of the roof as granted to any other tenant. The Tenant will, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant’s Roof Use. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney’s fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances, rules or regulations.

          41.4        Additional Covenants. Tenant’s Roof Use shall be exercised: (A) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities

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in the Building (including any other communications equipment installed by or with the permission of Landlord); (B) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; (C) at Tenant’s sole cost and expense, including the cost of repairing all damage to the Building and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roof approved hereunder; and (D) solely in the ordinary course of Tenant’s business operations (and Tenant may not sublease, license or otherwise permit third parties to establish communications transmission facilities as part of Tenant’s Roof Use).

42.      ACCESS; SECURITY.

          Landlord may, at its sole discretion, install access control systems to the Common Area entrances of the Building and Landlord shall provide on or before the Commencement Date, up to ten (10) key cards therefore, the cost of which shall be paid by Landlord. Thereafter, Tenant may obtain from the applicable security system vendor as many key cards as Tenant requires, at Tenant’s sole expense. All monitoring costs attributable to such system(s), if any, shall constitute Operating Costs for all purposes hereof.

          The Building access control system referenced above, if installed, is not intended to constitute security for Tenant’s Premises. Tenant shall have the right, at its sole cost and expense and upon obtaining Landlord’s consent, which consent shall not be unreasonable withheld, conditioned or delayed, to install a security system securing its Premises, subject to and in accordance with the terms and conditions of Exhibit C attached hereto. Tenant shall be solely responsible for the repair and maintenance of any such security system securing Tenant’s Premises. Further, Tenant shall be solely responsible (irrespective of whether Tenant installs an independent security system within the Premises) for securing the Premises and Tenant’s business therein, and Landlord shall have no obligation or liability therefor. Tenant may separately lock and secure the interior doors to its premises, so long as the Landlord is provided with a duplicate key for the same, to be used by the Landlord only in the case of an Emergency.

43.      AUTHORITY OF LANDLORD AND TENANT.

          Each of Landlord and Tenant shall furnish the other with appropriate partnership and/or corporate resolutions, as applicable, confirming that the individual executing this Lease on behalf of each has been duly authorized to execute and deliver this Lease on behalf of such party and that this Lease is binding upon such party.

44.      NO ACCORD OR SATISFACTION.

          No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Base Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

45.      LEGAL REQUIREMENTS.

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Deed of Lease
Alliance Home Funding, LLC

          Landlord shall, as part of Landlord’s Work (but not as an Operating Cost), cause the Building to comply as of the Commencement Date with all laws, orders, ordinances and regulations of Federal and local authorities and with directions of public rules, recommendations, requirements and regulations of the Board of Fire Underwriters, Landlord’s insurance companies and any other organization establishing insurance rates in the geographical area where the Project is located and all applicable building codes, to the extent the same are applicable to the Building, respecting all matters of the Project other than the use and occupancy of the Premises by Tenant, including, without limitation, the accessibility requirements of the Americans with Disabilities Act (“ADA”), all zoning and other land use laws, and all Environmental Laws.

46.      PARKING.

          Tenant shall have the right (together with Landlord and its agents, employees and contractors, and together with the rights of other tenants in the Building and the Project) to use, from the parking areas available to the Project in the covered and surface parking on the Project and Common Areas as set forth in Section 1.1 hereof. Such parking right shall be non-exclusive, and on an unreserved basis, and Tenant agrees not to overburden the Building’s parking facilities. The foregoing shall in no event limit Landlord’s ability to impose or amend restrictions from time to time on portions of available parking for the Building, or the Common Areas in general without restricting Tenant’s rights and ability to conduct business under this Lease, in accordance with the terms of this Lease and the rules and regulations attached hereto. Landlord reserves the right to designate parking spaces for visitors and to assign reserved parking spaces from time to time. In the event parking spaces are specifically reserved or designated by Landlord to other tenants in the Building, reserved parking spaces will also be allocated to Tenant on a pro rata basis as related to the square footage leased by each tenant in the Building.

47.      GENERAL PROVISIONS.

          47.1        Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a signed copy by Landlord to Tenant.

          47.2        Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

          47.3        Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

          47.4        Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the choice of law and/or conflict of law principles applicable in such State).

          47.5        Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

          47.6        Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease or a memorandum hereof.

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Deed of Lease
Alliance Home Funding, LLC

          47.7        Quiet Possession. Upon Tenant’s paying the Base Rent and Additional Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession and enjoyment of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease

          47.8        Inability to Perform; Force Majeure. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because either Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, acts of God, or any other cause(s) beyond the reasonable control of the Landlord (which causes are referred to collectively herein as “Force Majeure”). Any time specified obligation of Landlord or Tenant in this Lease shall be extended one day for each day of delay suffered by Landlord or Tenant as a result of the occurrence of any Force Majeure. The foregoing notwithstanding in no event will an event of Force Majeure extend the time within which Tenant or Landlord must perform any of its monetary obligations under this Lease.

          47.9        Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

          47.10       Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

          47.11       Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

          47.12       Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

          47.13       Saving Clause. In the event (but solely to the extent) the limitations on Landlord’s liability set forth in Section 8.3 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord’s omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant’s exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Section 34 of this Lease to limit the assets available for execution of any claim against Landlord.

          47.14       Rule Against Perpetuities. In order to ensure the compliance of this Lease with any rule against perpetuities that may be in force in the state in which the Premises are located, and without limiting or otherwise affecting either Landlord’s or Tenant’s obligations under this Lease, as stated in the other sections hereof, or modifying any other termination rights which may be set forth herein, Landlord and Tenant agree that, irrespective of the reasons therefor (other than a Default by Tenant), in the event Tenant

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

fails to take possession of the Premises and commence paying Base Rent and Additional Rent hereunder within ten (10) years after the date of execution of this Lease, then this Lease, and the obligations of the parties hereunder, shall be deemed to be null and void and of no further force and effect. Without affecting the specific timing requirements otherwise applicable thereto under this Lease, any and all options granted to Tenant under this Lease (including, without limitation, expansion, renewal, right of first refusal, right of first offer, and like options) must be exercised by Tenant, if at all, during the term or Renewal Terms of this Lease.

48.      RULES AND REGULATIONS.

          Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit “D”, as the same may be modified from time to time by Landlord. Failure to do so shall be a breach of this Lease.

49.      ARBITRATION.

          49.1        If arbitration is specifically agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Section. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Section. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof. During any arbitration proceeding pursuant to this Section, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

          49.2        All disputes that are required to be arbitrated in accordance with this Lease shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Section and shall state whether or not the party giving the notice demands arbitration under this Section.

          49.3        Within thirty (30) days of any demand for arbitration, each of Tenant and Landlord shall appoint one (1) arbitrator, and within ten (10) days of their appointment, the two (2) arbitrators thus selected shall jointly select a third (3rd) arbitrator. All arbitrators shall have at least ten (10) years’ experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If either party fails to select an arbitrator within the initial thirty (30) day period, or if the two (2) arbitrators are unable to agree upon a third (3rd) arbitrator, then, upon the request of either party, the remaining arbitrator(s) shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place a mutually acceptable location in the Washington, D.C. metropolitan areas.

          49.4        The right of Landlord and Tenant to submit a dispute to arbitration is limited to issues specifically agreed in this Lease to be submitted to arbitration, and specifically does not apply to any remedial action undertaken by Landlord pursuant to the provisions of Section 24 hereof. When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

          49.5        Without limitation, any dispute between Landlord and Tenant regarding the application, interpretation or effect of the provisions of Exhibit C to particular factual circumstances, including without limitation any dispute regarding approval of plans and specifications for Landlord’s Work, compliance of construction with the approved plans and specifications therefor (or as otherwise required by this Lease), Substantial Completion of all or any part of Landlord’s Work, completion of punch list items and Landlord’s calculation of the total Costs, shall be subject to arbitration pursuant to this Section 49 if Landlord and Tenant cannot resolve such dispute voluntarily.

50.      WAIVER OF JURY TRIAL.

          Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, or the use and occupancy of the Premises. If Landlord commences any summary proceeding for non-payment of Base Rent or Additional Rent, Tenant will not interpose (and waives the right to interpose) any non-mandatory counterclaim in any such proceeding.

51.      RENEWAL TERM.

          51.1        Provided Tenant is not in Default of this Lease at the time its rights hereunder are to be exercised, Tenant shall have the option (each, a “Renewal Option”) to extend the Lease Term for two (2) period of sixty (60) months ( the “Renewal Term”) provided Tenant gives written notice to Landlord of its election to exercise such Renewal Option (the “Renewal Notice”) not more than Eighteen (18) nor less than six (6) months prior to the expiration of the last day of the prior Lease Term. Time is of the essence in this Section 51.

          51.2        All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Renewal Term(s), except the Base Rent shall be as set forth in this Section 51.

          51.3        The Base Rent payable upon the commencement of the Renewal Term shall equal One Hundred Percent (100%) of the then prevailing market rental rate (including base rental rate and annual escalation rate) applicable to renewal terms with respect to comparable space in comparable buildings in the vicinity of the Project, (the “Fair Market Rate” or “FMR”) at the time of the commencement of the applicable Renewal Term, determined based upon then existing renewal market conditions applicable to the leasing of comparable space in comparable buildings in the vicinity of the Project (taking into consideration use, location, quality, age and location of the applicable building and the definition of net rentable area as well as then market lease concessions, and improvement allowances), but in no event at a rate less than the Base Rent and Additional Rent payable during the last year of the prior term. Further, the Fair Market Rate shall be determined on a net basis, with Tenant remaining responsible for all Additional Rent as set forth herein. Landlord and Tenant shall negotiate in good faith and in accordance with the procedure set forth in Section 51.4, below, to determine the Fair Market Rate which will be applicable during the Renewal Term, with the goal of concluding such negotiation or triggering a determination of the FMR using a three-broker method (as described in Section 51.5, below) within not more than sixty (60) days after the date of Landlord’s receipt of the Renewal Notice.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

          51.4        Within ten (10) days after Landlord receives Tenant’s Renewal Notice exercising either of the Renewal Options referenced above, Landlord will provide Tenant with a written notice (the “FMR Notice”) indicating the base rental rate and annual escalation rate which Landlord in good faith believes represents the then current FMR for the Premises. If Tenant is in agreement with the base rental rate and annual escalation rate stated in the FMR Notice, Tenant shall so notify Landlord within ten (10) business days after its receipt thereof, in which case such base rental rate and annual escalation rate shall constitute the FMR for such Renewal Term within the meaning of this Section 51. If Tenant believes in good faith that the base rental rate and annual escalation rate stated by Landlord in the FMR Notice are in excess of actual FMR for the Premises, Tenant shall so notify Landlord in writing prior to the end of the ten (10) business day period after Tenant received Landlord’s FMR Notice, stating in its response (hereinafter referred to as “Tenant’s Counterproposal”) the base rental rate and annual escalation rate which Tenant in good faith believes represents the then current FMR for the Premises. If Tenant does provide Tenant’s Counterproposal to Landlord in a timely fashion, and Landlord agrees that the base rental rate and annual escalation rate stated in Tenant’s Counterproposal represent the then current FMR, Landlord shall so notify Tenant in writing within ten (10) days after its receipt thereof, in which case such base rental rate and annual escalation rate shall constitute the FMR for such Renewal Term within the meaning of this Section 51. If either the Landlord or the Tenant fails to respond to the others proposal within the time period provided above, or rejects the counterproposal of the other party, the parties agree to submit the issue of what constitutes the appropriate FMR for the Premises for the Renewal Term to determination using a “three broker method” as described in Section 51.5, below.

          51.5        If the parties submit the issue of what constitutes the appropriate FMR for the Premises for the Renewal Term to determination using a “three broker method”, then the Base Rent and annual escalations applicable during the Renewal Term shall, subject to the minimum set forth above, be equal to the FMR and annual escalation rates determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select the third. Each member of the board of brokers shall be licensed in the Commonwealth of Virginia as a real estate broker, with a substantial familiarity in the field of commercial leasing in Prince William/City of Manassas, Virginia market having no less than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments within five (5) business days after the earlier to occur of (i) the expiration of the ten (10) day period after Landlord’s receipt of Tenant’s Counterproposal, or (ii) the date Landlord notifies Tenant of its rejection of Tenant’s Counterproposal. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within ten (10) days after the third broker is selected, shall submit his or her determination of the said FMR and escalations (taking into account the provisions of Section 51.3 hereof). If either of the parties fail to select a broker within the aforesaid time periods, the broker selected by the other party shall select the other two (2) brokers to participate in the determination, each of which shall meet the selection criteria set forth above, and be affiliated with a different company from the first broker and from each other; and if the brokers selected by Landlord and Tenant are unable to reach agreement on the identity of the third broker within the applicable ten (10) day period, then the third broker shall be designated (in compliance with the applicable criteria set forth above) by an agent of the Virginia Board of Realtors in office at such time. The FMR shall be the average of amount determined by the two brokers whose determinations are closest in amount to each other (or if two brokers reach an identical determination, the determination of such two brokers), provided that if the two (2) most proximate determinations of FMR differ by more than five percent (5%), then the determination of FMR by such board of three brokers shall be null and void, and Landlord and Tenant

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

shall, within five (5) business days thereafter, appoint a new board of three different real estate brokers meeting the above-stated criteria, who shall convene in accordance with the procedures and time frames set forth above in order to render a new determination, as if the first determination had never taken place. After the Fair Market Rent has been established, the brokers shall immediately notify the parties in writing, and such determination shall be conclusive and binding upon the parties. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease, or have caused this Deed of Lease to be executed on their respective behalves by their duly authorized officers, as of the day and year first above written.

LANDLORD:

WEST STREET DEVELOPMENT, LLC a Virginia limited liability company

By:	/s/ Michael R. Vanderpool
Name: Michael R. Vanderpool Title: Manager Date: November 19, 2002

TENANT:

ALLIANCE HOME FUNDING, LLC, a Virginia limited liability company

By:	/s/ Robert H. Turley
Name: Robert H. Turley Title: President Date: November 15, 2002

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Deed of Lease
Alliance Home Funding, LLC

EXHIBIT “A”

(CONCEPTUAL FLOOR PLANS)

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Deed of Lease
Alliance Home Funding, LLC

EXHIBIT “B”

(SITE PLAN)

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Deed of Lease
Alliance Home Funding, LLC

EXHIBIT “C”

Construction Exhibit
to
DEED OF LEASE
by and between

WEST STREET DEVELOPMENT, LLC
(“Landlord”)
and
ALLIANCE HOME FUNDING, LLC
(“Tenant”)

          1.     Base Building Improvements. Landlord agrees, at Landlord’s sole expense, to construct the interior and exterior Base Building improvements and site improvements described in Schedule “C-1” attached hereto and made a part hereof (collectively, the “Base Building Improvements”, and Landlord’s construction thereof, the “Base Building Work”). The Base Building Work and the Landlord’s TI Work, described below, are collectively referred to as the “Landlord’s Work.”

          2.     Landlord’s TI Work.

               (A)   In addition to the Base Building Work, Landlord shall be responsible for the construction of the Tenant’s leasehold improvements within the Premises in accordance with the final space plan that is prepared by Tenant’s architect (the “Space Plan”), which Space Plans has heretofore been approved by Landlord (“Landlord’s TI Work”). The term “Landlord’s TI Work” shall not include the Base Building Work. The cost of Landlord’s TI Work shall be at the sole cost of Tenant, subject to an Allowance granted by Landlord to Tenant hereunder, as more fully set forth in Paragraph 3(B), below.

               (B)   Landlord’s TI Work is intended to be completed and the Premises delivered to Tenant by January 1, 2003, in all cases subject to Force Majeure (as defined in the Lease) and Tenant Delays (as defined herein). Landlord projects that it can achieve substantial completion of Landlord’s TI Work by January 1, 2003 provided final Tenant selections are made by November 8, 2002, and subject only to change orders, Tenant Delay (as hereinafter defined) and to delays caused by Force Majeure.

               (C)   Tenant shall prepare a complete list, to be delivered to Landlord by November 8, 2002, in tabular form of Tenant’s special equipment, including the quantities and locations of the following: personal computers, special computer rooms and other equipment therein, continuously operating electric motors, copiers, other special requirements for other heat-generating equipment, and any future load that Tenant requires or anticipates requiring. The foregoing listing is herein referred to as “Tenant’s Load Letter.” The Space Plan and the Tenant’s Load Letter shall hereinafter be together referred to as the “Approved Space Plan”.

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Deed of Lease
Alliance Home Funding, LLC

          3.     Performance of Landlord’s TI Work.

               (A)   Following final approval of the Approved Plans, Landlord agrees, in a prompt, orderly and diligent fashion, to complete the bidding process described below, enter into a construction contract for Landlord’s TI Work with the General Contractor (as defined in 3(C) below), apply for a building permit and upon issuance thereof, cause Landlord’s TI Work to be completed, installed or performed, as the case may be, in accordance therewith, subject only to variations necessitated by the unavailability of specified materials and equipment, provided that Tenant received notice thereof and an opportunity to substitute items in replacement thereof. Landlord shall promptly submit for necessary building permits as set forth in Section 5 hereof, and shall diligently pursue the processing thereof. Except as herein provided, no deviation from the Approved Space Plan shall be made by either party except by written change order approved by the other party, which approval shall not be unreasonably withheld or delayed. In the event Tenant requests or causes the need for any change orders with respect to Landlord’s TI Work, the net cost of such change orders shall be paid for solely by Tenant, and any delays resulting therefrom, if any, shall constitute “Tenant Delays” hereunder. In the event any change orders requested increase the cost of Landlord’s TI Work or the Base Building Work, or if the cost of the Landlord’s TI Work exceeds the Allowance, Tenant shall pay Landlord Fifty Percent (50%) of the incremental additional cost associated with any such change orders (to the extent not paid for out of the Allowance provided for herein) within fifteen (15) days after Landlord’s demand and receipt by Tenant of evidence of the amount therefor and Fifty Percent (50%) upon Substantial Completion of the Premises.

               (B)   Tenant shall bear financial responsibility for all hard and soft costs associated with the performance of Landlord’s TI Work including (i) the architectural, engineering and professional fees and blueprinting costs payable by Tenant to Tenant’s Architect and any other architects and engineers engaged by Landlord in connection with its preparation of Drawings and Specifications, and Approved Plans, as required under Section 2, above, and any permitting costs, inspection fees and other governmental charges associated with Landlord’s TI Work (the “Soft Costs”), and (ii) all costs of labor and materials for the installation of Landlord’s TI Work (the “Hard Costs”). The total Soft Costs and Hard Costs of Landlord’s TI Work, including any sums due by virtue of approved change orders, is herein referred to collectively as the “Costs”. Tenant shall be entitled to receive from Landlord a credit against the Costs (herein referred to as the “Allowance”) in an amount equal to Twenty Seven and 50/100 Dollars ($27.50) multiplied by the total number of rentable square feet in the Premises to be applied against the Costs to construct Landlord’s TI Work within the Premises.

               (C)   Landlord shall prepare a bidding package for Landlord’s Work based upon the Approved Space Plan. Landlord’s TI Work shall be competitively bid after final approval of the Approved Space Plan is achieved, as follows:

                    (1)   Landlord designates Rector Construction Company as the general contractor (the “General Contractor”) to supervise the performance of Landlord’s TI Work, on the basis of a pre-determined OH&P fee of eighteen percent (18%) to be added to the actual costs incurred under contracts and subcontracts for labor and materials, with such work to be competitively bid at the subcontractor level.

                    (2)   All subcontractors shall submit their bids directly to the General Contractor and Landlord (and Landlord shall promptly provide copies thereof to Tenant), who will review and analyze all bids submitted, and Landlord shall format all the bids for review by Tenant; and either

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Deed of Lease
Alliance Home Funding, LLC

Landlord or the General Contractor will prepare a bid format which includes copies of all submitted bids (the “Bid Format”) listing all bids received, which shall be delivered to Tenant within Seven (7) days after receipt of the last subcontractor bid. The Bid Format is intended to make each bid submitted comparable in scope so that the bid prices reflected are based on substantially equal services and materials. Within five (5) days after providing Tenant with the Bid Format, Landlord (with the input of Tenant) and the General Contractor shall select the subcontractors determined by Landlord and the General Contractor to be the acceptable bid (“Final Bid”), provided such selection shall be based upon the lowest bid unless there is a reasonable basis to select a bidder other than the lowest bidder (for example, due to enhancement of coordination between different subcontractors and trades in the performance of Landlord’s TI Work in furtherance of the goal of timely completion thereof) and the costs associated with each such subcontract shall be incorporated within the total Costs.

                    (3)   Landlord agrees to cause the General Contractor (or each bidding contractor) to identify “long lead” items or materials which will delay Substantial Completion of Landlord’s Work by the dates contemplated herein, and shall notify Tenant in writing of the same promptly after such identification can be made. Landlord and Tenant shall cooperate in good faith to avoid such “long lead” items or materials and Tenant shall be given the opportunity to substitute replacement items therefore, and such substitution shall not constitute Tenant Delays provided that such substitution is made promptly following written notice to Tenant that any item(s) constitutes a long lead item, and the delay in obtaining Tenant’s approval thereto does not cause actual delay in the completion of Landlord’s Work.

          4.     Tenant’s Work.

               (A)   Notwithstanding anything to the contrary in this Exhibit C, Tenant shall be responsible for all work, construction, installations or improvements in or to the Premises which is not designated as Landlord’s TI Work (including but not limited to the installation of all computer and telephone cabling and systems, fixtures, furniture, equipment and other office installations unless designated as Landlord’s TI Work in the Approved Plans.) To the extent there is any such work to be performed independently by Tenant, such work shall hereinafter be referred to as “Tenant’s Work,” and shall be at Tenant’s sole cost and expense. Prior to commencing Tenant’s Work, Tenant shall submit drawings and specifications describing Tenant’s Work to Landlord, showing all aspects of such work in reasonable detail, to Landlord for Landlord’s review and approval, not to be unreasonably withheld, conditioned or delayed. Tenant’s Work shall be treated as an “alteration” or “improvement” under the Lease, and shall be subject to the terms of (and approval procedures described in) the Lease with regard to alterations. Tenant may access the Premises during the fifteen (15) days prior to the Commencement Date for purposes of installing special equipment, furniture, computers and telephone equipment, provided such access does not unreasonably impede completion of the Landlord Work pursuant to this Exhibit C. Tenant’s consultants and subcontractors may access the Premises during construction to install cabling and wiring prior to any partitions being enclosed and for the installation of systems furniture, provided such access does not unreasonably impede completion of the Landlord Tenant Improvement Work pursuant to Exhibit C and Tenant shall be responsible for coordinating such access with Landlord’s contractors.

               (B)   Tenant shall be responsible for and shall pay when due all costs associated with the preparation of plans and the performance of Tenant’s Work incurred in accordance with this Exhibit C. Failure by Tenant to pay the costs associated with Tenant’s Work on a timely basis so as to avoid the assertion of any statutory and/or common law lien against the Premises or the Building shall constitute a default by Tenant for all purposes of the Lease.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

          5.     Permits.

               (A)   Except as provided below, Landlord shall obtain all necessary permits and approvals in connection with Landlord’s TI Work and the Base Building Work. For all purposes of this Lease, the terms “Substantial Completion,” “substantially complete,” and phrases of a similar nature shall mean, with regard to particular work, completion of the applicable work in accordance with the approved plans therefor (as modified by any approved change orders thereto), exclusive of incomplete or defective items of the type normally included within a punch list. In addition, Substantial Completion of each phase of Landlord’s TI Work shall mean that Landlord’s Work has been completed in accordance with the Approved Plans, other than (A) special, non-standard items requested by Tenant that require an unacceptably long lead time for procurement and/or installation (“Long Lead Items”) and of which Tenant was notified in writing (and failed, within a reasonable time after such notification, to substitute replacement items) by Landlord that the same were of such nature as described in this subsection (A), and (B) “punch list” items which will not interfere with Tenant’s ability to lawfully take occupancy of the Premises or to conduct its business therein, provided that Landlord uses diligent efforts to cause its contractor to comply with its punch list obligations, and Landlord secures an occupancy permit on Tenant’s behalf. Any punch list items shall be completed by Landlord within thirty (30) days of Tenant’s occupancy. Substantial Completion shall also be dependent upon the issuance of a final non-residential use permit (or its equivalent) provided that any delay in obtaining such final non-residential use permit as a result of Tenant’s installation of its computer and telephone cabling and systems, fixtures, furniture, equipment, and other office installations shall not affect the status of the Premises as “substantially completed”.

               (B)   Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant’s Work and to operate within the Premises, and for obtaining any final fire inspection approval to the extent the same cannot be obtained until after completion of Tenant’s Work and the installation of Tenant’s fixtures, furniture and equipment in the Premises. Tenant shall also pay the cost of the permits obtained by Landlord under Section 5(a), above, to the extent allocable to Landlord’s TI Work, provided that such permit cost shall constitute a “Soft Cost” for purposes of this Exhibit C.

          6.     First-Class Lien-Free Completion. Except as noted on the Approved Plans and approved by the parties, Landlord and Tenant shall only use new, first-class materials in connection with Landlord’s TI Work and Tenant’s Work. All such work shall be paid for in full and in a timely fashion by the party who is responsible for such payment under this Exhibit C, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. Tenant and Tenant’s architect shall be responsible for the compliance of the Premises with the Americans With Disabilities Act (“ADA”) and other applicable legal requirements.

          7.     Bonding. All contractors and subcontractors performing work on behalf of either party within the Premises with funds made available from the Allowance, or otherwise prior to Tenant’s initial occupancy of the Premises, shall be subject to Landlord’s reasonable approval, shall be licensed to do business in the Commonwealth of Virginia, and, at Landlord’s request, the General Contractor shall obtain for Landlord’s benefit, a performance bond serving as a surety to Landlord for such contractor’s performance of Landlord’s TI Work, the cost of which shall be paid from the Allowance.

          8.     Delivery & Acceptance of Possession. When Landlord’s TI Work is substantially

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Deed of Lease
Alliance Home Funding, LLC

complete, Landlord shall deliver to Tenant a written notice (the “Completion Notice”) certifying that Landlord’s TI Work is “Substantially Complete” (as defined above). Within three (3) business days after Landlord delivers the Completion Notice, Tenant and a representative of Landlord shall jointly inspect the Premises, and, provided Landlord’s TI Work is substantially complete as of such time, Tenant shall be deemed to have accepted the Premises (in its condition as of the date of the Completion Notice but without waiving Landlord’s obligation to correct punch list items pursuant to Paragraph 9 below) effective on the later of (i) the date of such joint inspection, or (ii) the first (1st) business day after Landlord delivers the Completion Notice. In the event Tenant in good faith determines that the Landlord’s TI Work is not substantially complete, Tenant shall, within three (3) business days of the foregoing three (3) business day period, deliver to Landlord with specificity, a report identifying its determination of those items of Landlord’s TI Work which are not substantially complete. Tenant’s failure to deliver such report shall be deemed (for purposes hereof but for no other purpose) Tenant’s certification that the Premises is substantially complete. Notwithstanding anything to the contrary, the issuance of a non-residential use permit by the appropriate governmental authority, irrespective any punch list items to be completed by the Landlord, shall be deemed as conclusive evidence of Substantial Completion of Landlord’s TI Work.

          9.     Punch List. If, as a result of the final joint inspection of Landlord’s TI Work as described in Section 8 above, Tenant discovers deviations or variations from the Approved Plans, or items which are incomplete, defective or in need of repair or replacement, of a nature commonly found on a “punch list” (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such items; provided, however, that in the event of a dispute, Landlord and Tenant shall negotiate in good faith, using their reasonable discretion, to determine which items constitute punch list items. If the parties cannot agree, the matter shall be decided by an architect mutually selected by Landlord and Tenant, whose fee shall be paid equally by Landlord and Tenant. If after such inspection, Tenant discovers additional latent defects in Landlord’s TI Work which may still be claimed as “punch list” items with the contractor performing Landlord’s TI Work under the terms of the applicable construction contract, Tenant may notify Landlord of the particular item and Landlord will use diligent efforts to cause such contractor to comply with its warranty or punch list obligations with regard thereto provided (i) Tenant shall have the burden of establishing that any punch list items discovered after the final inspection are in fact defects in construction and not items damaged by Tenant, its agents, employees, contractors and invitees, or in need of repair due to ordinary wear and tear, and (ii) Tenant’s right to claim additional punch list items shall cease on that date which is fifteen (15) days after the date of the final inspection. Except to the extent that the same would prevent Tenant from lawfully occupying, or would interfere with Tenant’s use of, the Premises, the existence of such punch list items shall not postpone the date of Substantial Completion, the Commencement Date of this Lease nor the obligation of Tenant to pay Rent, additional rent or any other charges due under this Lease. Landlord will cause its contractor(s) to correct the items noted on the punch list promptly thereafter.

          10.     Provisions Regarding Tenant’s Work. The following shall apply with respect to Tenant’s Work, if any, and any subsequent alterations to the Premises (hereafter, “alterations”) by Tenant.

               (A)   First-Class Lien-Free Completion. Tenant shall only use new, first-class materials in connection with Tenant’s Work and alterations, and same shall be paid for in full and in a timely fashion by Tenant, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. Tenant’s Work and alterations shall comply with the requirements of the ADA.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

          (B)     (1)     Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities.

                    (2)     Tenant’s Work and alterations may not commence, nor may Tenant permit its contractors and subcontractors to commence any work, until all required insurance has been obtained, and, if Landlord requests, until Tenant’s certificates of such insurance have been delivered to Landlord. Tenant’s insurance policies shall name the Landlord, Landlord’s mortgagee(s), Landlord’s management company as additional insureds. Tenant’s certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord.

                    (3)     Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in which event Tenant’s Work (or alterations) may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord.

                    (4)     In the event Tenant employs a contractor or subcontractor to perform all or part of Tenant’s Work and/or alterations, Tenant shall purchase, or cause its contractor to carry, General Contractor’s and Subcontractor’s Required Minimum Coverages and Limits of Liability as follows (the insurance required under this Exhibit C shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease):

                         (i)     Workers’ Compensation and Employers’ Liability Insurance, as required by state law, and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

                         (ii)     Comprehensive General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $1,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000. Such insurance shall insure Tenant’s general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant’s contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

                         (ii)     Builder’s Risk insurance in form and amount reasonably satisfactory to Landlord based upon the scope of work.

               (C)     Tenant agrees that Landlord will have the right to inspect the performance of Tenant’s Work or alterations by Tenant’s contractor(s) and subcontractor(s), through Landlord’s construction manager, and Tenant agrees to cooperate with Landlord to facilitate such inspection, including without limitation: (a) notifying Landlord prior to any and all government inspections of Tenant’s Work so that Landlord’s construction manager can be present therefor; and (b) permitting Landlord’s construction

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

manager free and clear access to the Premises during the construction period, as necessary to perform such inspections. Landlord shall use reasonable efforts not to interfere with the performance of Tenant’s Work during the course of any inspections by Landlord or Landlord’s construction manager pursuant to this Paragraph 10(C).

               (D)     In the performance of Tenant’s Work or alterations in accordance with this Lease, Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, begin Tenant’s Work until Landlord’s TI Work is substantially complete and shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations in the Building and to work in harmony with Landlord’s contractors. Without limiting the foregoing, Tenant agrees to cause its contractor to use reasonable and diligent efforts to limit its construction activities to the portion of the Premises being constructed, and shall not in any way (including, but not limited to, the generation of noise) interfere with other tenants. Any delay in the completion of Landlord’s TI Work (including delay in the completion of the Base Building Improvements or the Site Improvements) caused by Tenant or its contractors, shall be Tenant’s responsibility and shall constitute a “Tenant Delay” hereunder.

               (E)     Tenant’s contractor shall be responsible for all utility costs associated with the performance of Tenant’s Work or alterations and shall either supply its own electricity and other utilities, or shall reimburse Landlord for all utility consumption associated with such work at Landlord’s actual cost therefor. Tenant’s contractor shall keep all construction areas reasonably clean and free of trash and debris, shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and land clean, and shall otherwise comply with any other reasonable rules and regulations established by Landlord with regard to construction activities within the Building. Tenant’s construction contract shall indemnify Tenant and Landlord from damages, losses and expenses associated with the acts and omissions of Tenant’s contractor, its agents, employees and subcontractors. Tenant shall provide prior notice to Landlord of, and coordinate with Landlord and its contractor, the delivery of any materials, furniture or equipment to the Premises.

               (F)     Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all notices or violations communicated in writing to Tenant or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of Tenant’s Work or alterations, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors. In the event (i) of any violation of this Exhibit C by Tenant, or (ii) the construction of any improvements in the Premises by Tenant which are not within the scope of the Approved Plans (or other Landlord-approved plans), Landlord shall have the right to cause Tenant and Tenant’s contractor to stop Tenant’s Work or alterations and to seek any and all appropriate legal and equitable relief in order to enforce the provisions of this Exhibit C.

          11.     Tenant Delays. “Tenant Delay(s)” shall mean actual delays in substantial completion of the Landlord’s TI Work by the date set forth in paragraph 2(B) herein (as the same may be adjusted pursuant to the terms hereof), caused by (i) Tenant’s failure to meet its obligations under the Lease or under this Exhibit C thereto, (ii) delays caused by Tenant’s failure to meet mandatory response times provided for

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

hereinabove, (iii) Tenant’s failure to achieve Approved Plans by the dates set forth herein, other than as a result of Landlord’s fault or failure to meet a mandatory response time provided for hereinabove, or Landlord’s failure to promptly deliver to Tenant any available information requested by Tenant in respect of the Base Building Work, (iv) any delay associated with a change order requested by Tenant after Landlord’s approval of Tenant’s plans, except as a result of changes to the plans for the Base Building Work made by or on behalf of Landlord, and/or (v) any other delay which is defined in any part of the Lease as a “Tenant Delay.” Notwithstanding anything contrary to the above, no delay by Tenant shall be deemed to have occurred unless Landlord gives Tenant prior written notice, reasonable under the circumstances, specifying the delays and Tenant shall not promptly cure or correct them.

          12.     Remedies.

               (A)     Landlord has agreed to use reasonable and diligent efforts to achieve Substantial Completion of the Premises within the time frames contemplated elsewhere in this Lease. To the extent that any item of Landlord’s TI Work is not completed as of such date as will permit the Premises to be delivered within the time frames referenced in subparagraph 2(B) hereof, subject to Tenant Delays and events of Force Majeure (as defined in the Lease), then the validity of the Lease shall not be in any way affected and the Commencement Date shall coincide with the date upon which the Premises is substantially complete (as adjusted for events of Force Majeure and pursuant to subparagraph 12(B), below, for any Tenant Delay). Notwithstanding the foregoing, and provided that any delay in substantially completing the Premises is not attributable to any Tenant delay, then, if the Premises are not delivered to Tenant by March 31, 2003, Tenant shall have the right to terminate this Lease, and the Advance Deposit and the Security Deposit shall promptly be returned to Tenant.

               (B)     To the extent the completion of any item of Landlord’s TI Work is delayed due to Tenant Delay, and the delayed completion of such item does not materially affect Landlord’s ability to achieve Substantial Completion of Landlord’s TI Work by the date for the delivery thereof, then provided Tenant continues to pursue the elimination of such Tenant Delay with all due diligence, such Tenant Delay shall not affect the Commencement Date of this Lease or otherwise result in or give rise to any damages or penalties payable by Tenant to Landlord, or otherwise constitute a default by Tenant under this Lease, except that Tenant shall be responsible for any reasonable increase in the cost of Landlord’s TI Work occasioned thereby. If and to the extent the non-completion of any such item(s) due to Tenant Delay does materially affect Landlord’s ability to achieve Substantial Completion of Landlord’s TI Work by the date set forth for the delivery thereof, then the Commencement Date shall be deemed to have occurred on the day upon which the Commencement Date would have occurred but for the delay caused by Tenant Delay, and Tenant shall be responsible for any increase in the cost of Landlord’s TI Work occasioned thereby.

               (C)     The time period set forth in subparagraph 12(A) above, shall be adjusted on a day for day basis for Tenant Delays, subject to subparagraph 12(B) above, and due to events of Force Majeure.

               (D)     Each party shall use all reasonable and diligent efforts to perform the responsibilities and work required to be performed by it hereunder without unreasonable delay, and to avoid and minimize the duration of any delays for which such party is responsible hereunder; and each party agrees to use commercially reasonable efforts (but without material out-of-pocket expense) to mitigate the damages and adverse effect of any delay for which the other party is responsible.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

SCHEDULE “C1”

VFN Building
Base Building Improvements
Alliance Home Funding, LLC Lease

Except as otherwise noted, Landlord, at its sole cost, shall construct and deliver to Tenant the following Base Building Improvements (the “Landlord’s Improvements”). Landlord shall be responsible for all Landlord Improvements being constructed in conformance with all required fire, life safety, and building codes, including but not limited to ADA requirements

Upon acceptance of the Premises Tenant acknowledges it has inspected the Landlord’s work and verified that it is acceptable for installation of Tenant’s work.

Building	(A) Elevator and elevator core walls.
Core and
Common Area:
(B) Electrical and telephone closets with all the standard gear and power required to meet normal and customary office tenant requirements, including such items as slab penetration sleeves/conduits, bus ducts, wire troughs, terminal cabinets, transformers, panels. Sufficient panel space for normal and customary office/retail tenant requirements assuming all employees will have their own PC. 3.5 watts per square foot for receptacle consumption and 1.5 watts per square foot for light consumption, HVAC excluded. All sub-panels, circuits, circuit breakers and telecommunications backing board provided by Landlord.

(C) Elevator call buttons and lanterns.

(D) Emergency exit lights at lobbies, stairwells and egress points.

(E) Smoke/Heat detectors, duct detectors, fire pull stations and bells in public areas.

(F) Fire alarm combination strobe light and fire audibles in public areas.

Concrete Floor:	(A) All floors shall be constructed of concrete, smooth and level to within 3/8” in 10 lineal feet ready for installation of Tenant’s glue down carpeting.

(B) Areas identified by Tenant requiring reinforcement due to Tenant’s excess or concentrated loads may be reinforced by Landlord at Tenant’s expense.

Perimeter:
Interior perimeter walls and interior columns to be finished with 1/2” gypsum drywall board, spackled, finished, taped, sanded from slab to finished ceiling and ready for painting or wall covering, the cost of which shall be charged against the Tenant’s TI Allowance. Perimeter walls to include insulation and weatherproofing, the cost of which shall be charged against

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Deed of Lease
Alliance Home Funding, LLC

Tenant’s TI Allowance.

HVAC:	Not included.

Fire Protection:	Fire standpipes and hose valve connections, flow and tamper devices. Sprinkler loop installed with heads turned up in accordance with applicable fire codes. The Building fire alarm system shall have sufficient capacity to accommodate typical additional Tenant fire protection devices

Electrical:	Tenant will obtain electrical service from the trough located in the main electrical room.

First Floor Lobby:	Landlord shall provide a finished Lobby on the first floor of the Building.

Ceiling:	Unfinished slab ceiling is to be provided by Landlord except that the Landlord shall install a suspended acoustical ceiling grid, the cost of which shall be charged against Tenant’s TI Allowance. Ceiling tiles will not be provided by Landlord.

Safety Placards:	Appropriate life safety placards in the common areas of the Building.

Window Covering:	Thin line horizontal Levolor Contract (or equivalent) mini-blinds shall be provided for all exterior windows, the cost of which shall be charged against Tenant’s TI Allowance.

Plumbing:	Wet stacks with risers water supply, vent and waste taps are available. The cost to access these will be charged against Tenant’s TI Allowance.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

EXHIBIT “D”

Rules and Regulations

     1.     The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant, its agents or employees or used by any of them for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

     2.     Except as set forth in the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

     3.     Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

     4.     Tenant shall not use or permit the use of the Premises for lodging. No cooking shall be done or permitted by Tenant on the Premises, except the use of Underwriters’ Laboratory approved microwaves, toasters and equipment for brewing coffee, tea, hot chocolate and similar beverages or other equipment or appliances shown on the Drawings and Specifications and approved by the Landlord shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes ordinances, rules and regulations.

     5.     Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing, such consent shall not be unreasonably withheld, conditioned or delayed. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause or permit any unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness, on the part of Tenant, its agents, employees or contractors. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, such service is extended to a later hour for specifically designated rooms.

     6.     Unless specified otherwise in the Lease, Landlord will furnish Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for additional keys. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

without the prior written consent of Landlord, and Tenant shall in each such case shall furnish Landlord with a key for any such lock, exclusive of Tenant’s vaults and safes, provided that such keys shall be safeguarded and protected by Landlord. Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to the Tenant.

     7.     Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in and/or out of the Building. The persons employed to move any Equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be paid at the expense of Tenant.

     8.     Tenant shall not permit, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation and maintenance of office equipment or for other general office uses, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Building tenants or those having business therein.

     9.     Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and on Saturdays any person who, in Landlord’s sole opinion, has no legitimate business in the Building (provided that such shall not in any event preclude Tenant’s employees from entering the Premises provided they are identified as such). Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing and/or locking of doors.

     10.   The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord in writing and, if so approved, a charge will be made based upon Landlord’s actual cost therefor.

     11.   No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, other than the Base Building blinds per Schedule C1, and such items shall be installed as instructed by Landlord.

     12.   Tenant shall use good faith efforts to ensure that the doors of the Premises are closed and locked, and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises at the end of the day, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be responsible for any and all injuries sustained by other tenants or occupants of the Building and/or Landlord. All tenants shall use good faith efforts to keep the doors to the Building corridors closed at all times except for ingress and egress.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

     13.   All Building toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by that Building tenant who, or whose agents, employees or invitees, shall have caused it.

     14.   Except with the prior written consent of Landlord, Tenant shall not sell, nor shall Tenant permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant’s Lease.

     15.   Hand trucks shall not be used in any space or public halls of the Building, either by Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

     16.   Tenant agrees to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord’s agent, and to use the services of an insured professional moving company.

     17.   Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage as is required by Landlord for the Building, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     18.   Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

     19.   Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature of the Premises.

     20.   Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

     21.   The Project, the Building, the parking facilities serving the Building and all Common Areas, including Tenant’s Premises, are designated as non-smoking areas. Tenant shall not allow its employees, guests or invitees to smoke anywhere in the Building or in the parking lot servicing the Building. The Landlord may, at its sole discretion, designate a limited smoking area outside of the Building.

     22.   Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

     23.   Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Building tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Building tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     24.   These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building, including Tenant’s Lease.

     25.   Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order therein; provided the same shall (a) not diminish tenant’s rights under the Lease, (b) does not increase the financial burdens of Tenant, or (c) is not inconsistent with the Lease.

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

EXHIBIT “E”

Declaration of Lease Commencement

     THIS DECLARATION is attached to and made a part of that certain Deed of Lease dated the day of     , 200   , (the “Lease”) entered into by and between West Street Development, LLC, a Virginia limited liability company (“Landlord”) and Alliance Home Funding, LLC, a Virginia limited liability corporation (“Tenant”).

     Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

     Landlord and Tenant do hereby declare that (a) the “Commencement Date” is hereby established to be               , (b) the Rent Commencement Date is          and (c) the Term of the Lease shall expire on               . The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date with the exception of punch list items, and Tenant has no right of setoff against any rentals.

     IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the     day of          , 20   .

LANDLORD:

WEST STREET DEVELOPMENT, LLC a Virginia limited liability company

By:

Name: Michael R. Vanderpool Title: Manager

TENANT:

ALLIANCE HOME FUNDING, LLC, a Virginia limited liability company

By:

Name:

Title:

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

EXHIBIT “F”

Form of Estoppel Certificate

TO:
RE: Premises known as and located at 9200 Church Street, Suite     , Manassas, Virginia (the “Building”)

     The undersigned, ALLIANCE HOME FUNDING, LLC (“Tenant”), does hereby certify to the Lender as follows:

     1.     Tenant is the tenant under that certain lease dated                  , between Tenant and West Street Development, LLC, as landlord (“Landlord”), as amended, modified or supplemented by                                , leasing a portion of the Building (the “Premises”) as more particularly described in the said lease. Said lease, as so amended, modified or supplemented, is hereinafter referred to as the “Lease”.

     2.     The Lease is in full force and effect and, except as set forth above, has not been amended, modified or supplemented.

     3.     The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Premises, and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto. Without limiting the foregoing, Tenant does not have any rights of first refusal for additional space, options to increase or relocate its space or options to purchase the Premises or any interest therein, other than as may be set forth in the Lease.

     4.     To the best of Tenant’s knowledge, except as set forth below, all obligations of Landlord to be performed or complied with by Landlord through the date hereof have been fully performed and complied with including, without limitation, any obligations of Landlord to prepare the Premises for Tenant’s occupancy, and there exists no default or condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

     5.     To the best of Tenant’s knowledge, all obligations of Tenant to be performed or complied with by Tenant through the date hereof have been fully performed and complied with and there exists no default or condition, state facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

     6.     The term of the Lease commenced on                  , and shall expire on                  , unless sooner terminated in accordance with the terms of the Lease. Tenant has no rights to extend the term of the Lease except as set forth in the Lease.

     7.     The current base monthly rent under the Lease is $                  per month and has been paid for the period through                  . All additional rent for monthly payments of Tenant’s Share of Operating Costs and Real Estate Taxes for the current fiscal year have been paid for the period through                           , and all other charges due under the Lease have been paid to date. Tenant has no claim for overpayment of additional rent for any period, prior to calendar year         .

Landlord’s Initials:	Tenant’s Initials:

Deed of Lease
Alliance Home Funding, LLC

     8.     There are no existing offsets or defenses by Tenant to the payment of rent and other charges payable by Tenant or otherwise to the enforcement by the Landlord of the Lease.

     9.     Tenant has delivered a cash security deposit under the Lease. No other security has been given to Landlord under the Lease. The amount of the security deposit is $                       .

     10.     Except as set forth below, there is no free rent period or any unexpired concession in or abatement of rent, and any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed.

     11.     Tenant is in sole possession of the Premises and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in the Premises or the Lease.

     12.     Tenant has not filed, and has not received notice that any other person has filed, any actions against Tenant under the bankruptcy or insolvency laws of the United States or any other state or territory of the United States.

     13.     Tenant understands and acknowledges that this certificate is delivered to, and shall be relied on by                        , the Lender/Purchaser in connection with an extension of a loan financing/acquisition of the Landlord’s interest in the Building and the land on which it stands (the “Mortgaged Property”).

     14.     Tenant confirms and agrees that the Lease is and shall at all times be subject and subordinate to any mortgages or deeds of trust now or hereafter affecting the Mortgaged Property, and any amendments, modifications, consolidations, substitutions, replacements, additions, renewals, extensions, or re-advances thereof.

     15.     All insurance required of Tenant by the Lease has been provided by Tenant and all premiums therefore have been paid.

     16.     The address for notices to Tenant under the Lease is correctly set forth in the Lease.

     17.     The person signing this letter on behalf of Tenant is duly authorized by Tenant to do so on behalf of Tenant.

     18.     Tenant agrees to promptly provide the Lender at its offices at                  , Attention:                  , with copies of any notices of default given by or received by Tenant with respect to the Lease and\or the Premises.

ALLIANCE HOME FUNDING, LLC

By:

Name:

Title:

Landlord’s Initials:	Tenant’s Initials:

UNCONDITIONAL GUARANTY
OF LEASE

     THIS GUARANTY (“Guaranty”), is made this 15th day of November, 2002, by ALLIANCE BANK, a Virginia banking corporation, having a business address at 12735 Shops Lane, Fairfax, Virginia 22033 (hereinafter individually and collectively called the “Guarantor” as context requires), to and for the benefit of West Street Development, LLC, a Virginia limited liability company, having its principal place of business at 9324 West Street, Suite 400, Manassas, Virginia 20110, its successors and assigns (the “Landlord”).

     DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

          Tenant. The word “Tenant” means Alliance Home Funding, LLC, a Virginia limited liability company, and its successors and assigns.

          Landlord. The word “Landlord” means West Street Development, LLC, a Virginia limited liability company, and its successors and assigns.

          Guarantor. The word “Guarantor” means Alliance Bank, a Virginia banking corporation, and its successors and assigns.

          Guaranty. The word “Guaranty” means this Guaranty made by Guarantor for the benefit of Landlord.

          Lease. The word “Lease” means that certain lease dated November15, 2002, between Landlord and Tenant for the lease of the Premises as that term is defined in the Lease located at 9400 Church Street (first floor), Manassas, Virginia 20110.

          Premises. The word “Premises ” means and refers to all that certain real property with improvements thereon, more particularly described in the Lease.

          Guaranty As Condition To Lease. It was a condition to Landlord’s agreement to enter into the Lease that Guarantor be jointly and severally liable for, and unconditionally guarantee, the full and punctual payment of the rent and any other charges provided for in the Lease, and the performance by Tenant of all of the covenants on its part to be performed pursuant to the Lease.

          Benefit to Guarantor. Guarantor is benefited materially by the execution of the Lease by Landlord and has agreed to jointly and severally guarantee unconditionally the payment and performance of the Lease as provided herein.

     NOW, THEREFORE, in consideration of the premises and the sum of Ten and 00/100 Dollars ($10.00) and for other good and valuable consideration, this receipt of which consideration is hereby acknowledged, as evidenced by the signature of Guarantor hereto, under seal, Guarantor does jointly and severally, without offset, hereby warrant, covenant, and agree as follows:

     1.     Joint and Several Obligation. This Guaranty shall be the joint and several obligation of each Guarantor and shall apply to and bind them and each of them and their respective heirs, successors, personal representatives and assigns.

     2.     Guaranty. The undersigned Guarantor hereby unconditionally and absolutely guarantees to Landlord the prompt payment, whether at maturity or by acceleration or otherwise, of all rental and other payments due under the Lease, and the punctual performance and observance by Tenant of all other terms, covenants, and conditions of the Lease, together with all other charges to the extent provided for therein, including all attorneys’ fees and expenses and all other costs and expenses paid or incurred by Landlord in the enforcement of the obligations against Tenant.

     3.     Waiver of Subrogation. Guarantor hereby waives and agrees that he shall have no right of subrogation whatsoever with respect to the Lease, or to any money due and unpaid thereon or any collateral securing the same, unless and until Landlord shall have received payment in full of all sums due under the Lease and the performance of all covenants and conditions contained in the Lease.

     4.     Subrogation of Guarantor’s Claims Against Tenant to Landlord. Guarantor hereby subrogates any and all claims of any kind whatsoever it may have against Tenant, including without limitation, claims for distributions and dividends, to Landlord’s claims against Tenant pursuant to the Lease.

     5.     Modifications and Other Matters Not Affecting Guarantor’s Liability. Guarantor agrees that his liability hereunder shall not be affected by (i) any amendment or modification of the provisions of any of the Lease made to or with Landlord by Tenant, (ii) any extensions of time for performance granted by Landlord, or any subsequent owner of the Premises without notice to Guarantor, (iii) the release of Tenant by Landlord, or by operation of law, from performance or observance of any of the agreements, covenants, terms, or conditions contained in the Lease, whether made with or without notice to Guarantor, (iv) any extension, modification, renewal, or change in the Lease by Landlord or any subsequent owner of the Premises by agreement with Tenant, it being the intention hereof that Guarantor shall remain liable notwithstanding any act, omission, or thing that otherwise might operate as a legal or equitable discharge of Guarantor.

     6.     Right to Pursue Guarantor Directly. Guarantor agrees that his obligation is an unconditional, continuing guaranty of performance and payment and not of collection and that Landlord may enforce this Guaranty by proceeding against Guarantor directly and independently of Tenant and in any order without first exercising or exhausting any right or remedy provided

Alliance Home Funding Lease	Alliance Bank Guaranty

for under the Lease or any applicable law to enforce performance or payment by Tenant. Landlord may also, at its option, enforce this Guaranty concurrently with, or at any time subsequent to, the exercise of any right or remedy under the Lease or applicable law.

     7.     Guarantor’s Waivers. The Guarantor and all others who may become liable for all or any part of the Lease obligations, hereby agree to be jointly and severally bound, and jointly and severally, to the extent applicable; (i) waive and renounce any and all homestead exemption rights and the benefits of all valuation and appraisement privileges as against this Guaranty or any renewal or extension hereof; (ii) waive presentment, demand, protest, notice of nonpayment, notice of dishonor, and any and all lack of diligence or delays in the collection or enforcement hereof; (iii) waive any rights to require Landlord to pursue others; expressly waive any rights set forth in Virginia Code Sections 49-25 and 49-26; (iv) expressly consent to the release or substitution of any of the collateral securing the Lease; (v) waive any right to require a marshalling of assets; and (vi) expressly consent to any extension of the time for payment and any other indulgence or forbearance by Landlord under the Lease. Any such extension, release, substitution, indulgence, or forbearance may be made without notice to any party and without in any way affecting the personal liability of any party liable hereon.

     8.     Absolute and Unconditional Guaranty. Guarantor expressly agrees that this obligation of Guaranty shall be absolute and unconditional and enforceable in accordance with its terms irrespective of (i) the entry of a decree or order for relief by a court having jurisdiction in the premises or property of the Tenant in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant, or for any substantial part of Tenant’s property, or ordering the winding-up or liquidation of the affairs of Tenant and the continuance of such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or for any substantial part of the property of Tenant, or the making by Tenant of any assignment for the benefit of creditors, or the failure of Tenant to pay its debts as such debts become due, or the taking of action by Tenant in furtherance of any of the foregoing; (ii) the validity, genuineness, regularity, or enforceability of the obligations of Tenant contained in the Lease; (iii) the absence of any action to enforce such obligations; (iv) any waiver or consent with respect to any of the provisions of the Lease; or (v) any other circumstances that otherwise might constitute a legal or equitable discharge or defense of a surety, endorser, or guarantor.

Alliance Home Funding Lease	Alliance Bank Guaranty

     9.          Costs of Collection. Guarantor promises to pay all costs of collection, including all actual reasonable attorney’ fees incurred by the Landlord in enforcing the Lease or this Guaranty, whether or not suit is filed hereon. Such costs shall include, but not be limited to, all costs and expenses incurred in connection with the protection of or realization upon the collateral securing the Lease. Such costs shall further include, but not be limited to, attorney’s fees incurred in defending any claim, counterclaim or crossclaim related to the indebtedness evidenced by the Lease, as well as attorney’s fees incurred by Landlord in bankruptcy and/or on appeal. In the event judgment is confessed as herein provided, Landlord shall be entitled to an award of attorney’s fees equal to fifteen percent (15%) of the rent due and owing as of the date of judgment.

     10.     Landlord’s Rights Cumulative. Guarantor expressly agrees that no right, power, or remedy conferred upon Landlord in this Guaranty or in the Lease is intended to be exclusive of any other right, power, or remedy, and shall be cumulative and shall be in addition to every other remedy given under this Guaranty or the Lease, or hereafter existing at law or in equity. In the event of default, Landlord may exercise any one or more of such remedies from time to time as often as deemed expedient, separately or concurrently, and such exercise shall not be deemed a waiver of any other remedy nor an election of remedies.

     11.     Successors And Assigns Bound. This Guaranty unconditionally shall bind Guarantor, his heirs, legal representatives, successors, and assigns, and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns.

     12.     Severability. In the event any provisions contained in this Guaranty shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal, or unenforceable provisions had never been set forth herein.

     13.     Guarantor’s Representations. Guarantor represents and warrants that (i) the execution of this Guaranty will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, note, or other agreement or instrument to which Guarantor is a party, (ii) this Guaranty is a valid and legally binding instrument for the purposes herein expressed, and (iii) this Guaranty is the legal, valid, binding, and enforceable obligation of Guarantor in accordance with its terms.

     14.     Jurisdiction and Venue. Guarantor hereby consents to personal jurisdiction in the courts of the Commonwealth of Virginia or in any federal court located in Virginia if any suit is brought to enforce this Guaranty or otherwise relating to this Guaranty.

     15.     Modifications. This Guaranty may not be modified or amended except by an instrument in writing executed by Landlord and Guarantor.

     16.     Controlling Provisions. The terms and provisions of this Guaranty supersede any inconsistent terms and conditions of the other Lease.

     17.     Choice of Law. This Guaranty and the substantive and procedural rights of the

Alliance Home Funding Lease	Alliance Bank Guaranty

parties hereunder shall be governed by and construed in accord with the laws of the Commonwealth of Virginia.

     18.     Time of Essence. Time is of the essence of all provisions of this Guaranty.

     19.     Interpretation. The language contained herein shall be deemed to have been approved by all parties and no rule of strict construction shall be applied against any party.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty, under seal, the day and year first above written.

ALLIANCE BANK, a Virginia banking corporation

By:	/s/ Thomas A. Young, Jr. (SEAL)

Name: Thomas A. Young, Jr.
Title: President

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF Fairfax, to wit:

     The foregoing Guaranty was acknowledged before me this 15th day of November, 2002, by Thomas A. Young, Jr. as in his/her capacity as President & CEOand on behalf of Alliance Bank, a Virginia corporation.

/s/ Joyce E. Vanneman (SEAL) Notary Public

My Commission Expires: March 31, 2003

Alliance Home Funding Lease	Alliance Bank Guaranty